Exhibit 4.1















                               VIACOM INVESTMENT PLAN
                               ----------------------


                                Amended and Restated
                  (Including amendments through December 31, 1994)

                                      ARTICLE I
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                                      BACKGROUND
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               1.1   Viacom International Inc. and its participating

          subsidiaries adopted the Viacom Employee Investment Fund, which was effective June 4, 1971 for the purpose of providing a

          convenient way for employees both to save for their retirement and to become shareholders of Viacom International Inc.  Prior to

          June 4, 1971 certain Participants under the Viacom Employee

          Investment Fund were participants under the CBS Employee

          Investment Fund.  The Viacom Employee Investment Fund (renamed the Viacom Investment Plan, effective January 1, 1984) has been amended from time to time after its adoption to comply with changes in law and certain design changes.

               1.2   The Viacom Investment Plan herein constitutes an

          amendment to and restatement of the Viacom Investment Plan in effect on December 31, 1993.  This amendment and restatement is generally effective January 1, 1994, except as otherwise

          specifically provided herein, as otherwise required by law, or as otherwise provided in resolutions of the Board or its designee.

               1.3   It is the intention of the Employers that the amended

          Viacom Investment Plan and Trust shall meet the requirements of the Employee Retirement Income Security Act of 1974, as amended

          ("ERISA") and of the Internal Revenue Code of 1986, as amended

          (the "Code") and shall continue to be qualified and exempt under

          Sections 401(a) and 501(a) of the Code, and shall qualify under such requirements as a profit sharing plan that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code.

               1.4   The rights of any Employee or former Employee whose

          employment terminated prior to the effective date of any

          amendment and the rights of the Beneficiary of such Employee or former Employee shall be governed by the terms of the Plan as in effect at the time of such termination of employment, except in the event such Employee is rehired and except as otherwise specifically provided herein, or as required by law.

                                      ARTICLE II
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                                     DEFINITIONS
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               2.1   "Accounting Period" shall mean the period of four or

          five consecutive calendar weeks in a calendar month used by each

          Employer in the maintenance of Participant and Employer Accounts.

               2.2   "Account(s)" shall mean with respect to any

          Participant the accounts maintained by the Committee or its designee with respect to which are allocated Salary Reduction

          Contributions, after-tax Contributions, Rollover Contributions,

          Matching Employer Contributions, and any other contributions or direct transfers made to the VIP on behalf of any Participant or

          Beneficiary.  In addition, the Committee shall allocate and adjust each such Account in accordance with Article VI.

               2.3   "Actual Deferral Percentage" with respect to any

          group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of:

                     (a)  The amount of Salary Reduction Contributions

          authorized by the Participant to be paid to the Trust for such

          Plan Year plus the amount of any Qualified Nonelective

          Contributions made for the Plan Year, divided by

                     (b)  The Participant's Compensation for such Plan

          Year.

               For purposes of determining Actual Deferral Percentages, any

          Participant who is suspended from participation pursuant to

          Paragraphs 5.5 or 8.1(e) shall be treated as an eligible

          Participant.  Actual Deferral Percentages will be determined in accordance with all applicable requirements (including, to the extent applicable, the family aggregation requirements) of

          Section 401(k) of the Code and the regulations and other guidance thereunder.

     2.4   "Affiliated Company" shall mean any corporation or other entity that is
required to be aggregated with the Company pursuant to Sections 414(b),

(c), (m), or (o) of the Code but only to the extent so required.

     2.5   "After-Tax Contributions" shall mean those contributions

made by Participants by means of payroll deduction in accordance with

Paragraphs 5.2 and 5.3.  After-Tax Contributions are included in each

Participant's income for Federal income and Social Security tax purposes and are subject to the limitations of Article XV.

     2.6   "Annual Addition" shall mean for any Plan Year, Salary

Reduction Contributions, Matching Employer Contributions, Qualified

Nonelective Contributions, additional Employer contributions pursuant to

Paragraph 5.11 (which shall be treated as Annual Additions only to the extent and for the limitation year required by regulations or other guidance issued pursuant to Code Section 415), After-Tax Contributions, and forfeitures, if any, allocated to a Participant's Accounts.

Notwithstanding the foregoing, Annual Additions for any Plan Year beginning before January 1, 1987, shall include a Participant's After-Tax

Contributions only to the extent greater than the lesser of one-half of

After-Tax Contributions or the excess of such After-Tax Contributions over six percent of the Employee's Earnings.

     2.7   "Beneficiary" shall mean the person designated by the

Participant to receive any death benefits payable hereunder.  Each

Participant has the right, from time to time, to change any designation of

Beneficiary.  A designation or change of Beneficiary must be in writing on forms supplied by the Committee and any change of Beneficiary will not become effective until such change of Beneficiary is filed with the

Committee whether or not the Participant is alive at the time of such filing; provided, however, that any such change will not be effective with respect to any payments made by the Trustee in accordance with the

Participant's last designation and prior to the time such change was received by the Committee.  Notwithstanding the above, in the case of any

Participant who is married on the date of his death, the Participant's spouse as of his date of death shall be his Beneficiary unless she shall have consented to a different Beneficiary on prescribed forms and before either a
notary public or an individual designated by the Committee.  In the absence of an effective designation or if a named Beneficiary shall have died, any death benefits payable hereunder on behalf of the Participant shall be distributed to the first of the following classes of successive preference beneficiaries:

           (1)  the Participant's surviving spouse;

           (2)  the Participant's surviving children;

           (3)  the Participant's surviving parents;

           (4)  the Participant's surviving brothers and sisters;

           (5)  the estate of the person last receiving benefits hereunder.

     Any individual who is designated as an alternate payee in a qualified domestic relations order (as defined in Section 414(p) of the Code)

relating to a Participant's benefits under this VIP shall be treated as a

Beneficiary hereunder, to the extent provided by such order.

     2.8   "Benefit Service" shall mean service credited pursuant to

Paragraph 4.4.

     2.9   "Board" shall mean the Board of Directors of the Company.

     2.10  "Break in Service" shall mean a period of severance from service as determined in accordance with Paragraph 4.2 and Paragraph 4.3.

     2.11  "CBS" shall mean CBS Inc., a New York Corporation and any subsidiary company related to CBS Inc. before June 4, 1971 which participated in the CBS Employee Investment Fund.

     2.12  "Committee" shall mean the Compensation Committee of the

Board of the Company or its designee.

     2.13  "Company" shall mean Viacom International Inc., a Delaware

Corporation.

     2.14  "Compensation" shall mean, effective January 1, 1990, the regular compensation paid to a Participant with respect to any Payroll

Period, inclusive of all pre-tax elective contributions made on behalf of a

Participant either to a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and applicable regulations) or a

"cafeteria plan" (as defined under Code Section 125 and applicable regulations) maintained by an Employer, plus all overtime pay, bonuses,

commissions, hazard pay, shift differential pay, and on-call pay paid during any Payroll Period, but exclusive of deferred compensation,

incentive compensation, and additional compensation of every other kind.

Notwithstanding the foregoing, for purposes of Paragraphs 2.3 and 2.15,

"Compensation" for any year shall mean the total amount of wages paid by the Employer to a Participant within the meaning of Section 3401(a) of the

Code (without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the

Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections 6401(d), 6051(a)(3) and

6052 of the Code (a Form W-2), modified to include all amounts currently not included in the Participant's gross income by reason of Sections 125 and 402(e)(3) of the Code; provided that, effective January 1, 1989, the total amount of Compensation taken into account for purposes of Paragraphs

2.3 and 2.15 for any Plan Year shall not exceed the applicable annual compensation limitation in effect under Section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder.  In determining a

Participant's Compensation for this purpose, the family aggregation rules of Section 414(q) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.  If any Plan Year consists of fewer than twelve months, the foregoing annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan

Year, and the denominator of which is twelve.  In the case of an Employee who begins, resumes, or ceases to be eligible to make contributions during

a

Plan Year, the amount of Compensation included in the Actual Deferral

Percentage and Contribution Percentage is the amount of Compensation received by the Participant during the entire Plan Year.

     2.15  "Contribution Percentage" with respect to any specified group of actively employed eligible Participants for a Plan Year shall mean the average of the ratios (calculated separately for each Participant in the group) of

           (a)  the amount of Matching Employer Contributions and After-Tax

Contributions, plus the amount of any Salary Reduction Contributions recharacterized pursuant to Paragraph 15.1(c), Salary Reduction

Contributions treated as Matching Employer Contributions pursuant to

Paragraph 15.2(c), and any Qualified Nonelective Contributions or

additional Matching Employer Contributions made pursuant to Paragraph

15.2(c), paid to the Trust Fund on behalf of each such Participant for such

Plan Year, to

           (b)  the Participant's Compensation for such Plan Year.

     For purposes of determining Contribution Percentages, any Participant who is suspended from participation pursuant to Paragraphs 5.5 or 8.1(e)

shall be treated as an eligible Participant.  Contribution Percentages will be determined in accordance with the applicable requirements (including, to the extent applicable, the family aggregation requirements) of Section

401(m) of the Code and the regulations and other guidance issued thereunder.

     2.16  "Disability" shall mean a permanent and total disability as determined by the Social Security Administration or any disability that qualifies an Employee for benefits under the provisions of the Viacom Long

Term Disability Plan, whichever shall occur first.  The determination of whether a Participant has incurred a Disability for purposes of this VIP shall be made by the Committee or its delegate.

     2.17  "Earnings" shall mean the total amount of wages paid by the

Employer to a Participant within the meaning of Section 3401(a) of the Code

(without regard to any rules
under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)) and all other payments of compensation to a Participant by an Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under Sections

6401(d), 6051(a)(3) and 6052 of the Code (a Form W-2).

     2.18  "Employee" shall mean an employee of the Company or an

Affiliated Company.  Solely for purposes of the VIP, a U.S. citizen employed by a foreign subsidiary shall be deemed to be an Employee in the

Employment of the Company.  A "Full Time Employee" means any Employee who is classified in the Employer's employment records as a full-time Employee.

A "Part-Time Employee" means any Employee who is classified in the

Employer's employment records as a part-time Employee.  Notwithstanding the foregoing, the term "Employee" shall exclude Leased Employees covered by a plan described in Section 414(n)(5) of the Code.

     2.19  "Employer" shall mean the Company and any division of the

Company, except as otherwise indicated in Appendix B.  The term "Employer"

shall include any Affiliated Company which is designated by the Board as an

Employer under the VIP and whose designation as such has become effective and has continued in effect.  When used in reference to Matching Employer

Contributions for a Participant, the term "Employer" will refer to the

Employer employing such Participant.  When used in reference to the collective obligations of all Employers in the group, the obligation of each Employer will be proportionate to the contributions of or on behalf of its Participants to the VIP.  A list of the Affiliated Companies designated as Employers under the Plan is included in Appendix C.  In the case of an

Affiliated Company, the designation shall become effective only when it shall have been accepted by the board of directors of the Affiliated

Company.  Such an Affiliated Company may revoke its acceptance of such designation at any time, but until such acceptance has been revoked all of the provisions of the Plan and amendments thereto shall apply to the Participants of that Affiliated Company.

     2.20  "ERISA" shall mean the Employee Retirement Income Security

Act of 1974, as amended from time to time, and regulations issued pursuant to said Act.

     2.21  "Excess Aggregate Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to the total Matching

Employer Contributions made on his behalf and his After-Tax Contributions

(including Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c)) determined prior to the application of the leveling procedure described below minus the product of the Participant's

Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Participant's Compensation, as determined for purposes of Paragraph 2.15.  Under the leveling procedure,

the Contribution Percentage of the Highly Compensated Participant with the highest such percentage is reduced to the extent required to enable the limitations of Paragraph 15.2(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Participant's

Contribution Percentage to equal that of the Highly Compensated Participant with the next highest Contribution Percentage.  This leveling procedure is repeated until the limitations of Paragraph 15.2(a) are satisfied.  In no case shall the amount of Excess Aggregate Contributions with respect to any

Highly Compensated Participant exceed the After-Tax Contributions and

Matching Employer Contributions made on behalf of such Participant in any

Plan Year.

     2.22  "Excess Salary Reduction Contributions" shall mean with respect to each Highly Compensated Participant, the amount equal to total Salary

Reduction Contributions on behalf of the Participant (determined after the application of Paragraph 15.1(b) and prior to the application of the leveling procedure described below) plus any Qualified Nonelective

Contributions made pursuant to Paragraph 15.1(d) minus the product of the

Participant's Actual Deferral Percentage (determined after application of

Paragraph 15.1(b) and after the leveling procedure described below)

multiplied by the Participant's Compensation, as determined under Paragraph

2.3.  In accordance with the regulations issued under Section 401(k) of the

Code, Excess Salary Reduction Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly

Compensated Participant with the highest such percentage shall be reduced to the extent required to enable the limitation of Paragraph 15.1(a) to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Participant's Actual Deferral Percentage

to equal the Actual Deferral Percentage of the Highly Compensated

Participant with the next highest Actual Deferral Percentage.  This leveling procedure shall be repeated until the limitations of Paragraph

15.1(a) are satisfied.

     2.23  "Former Participant" shall mean a person whose active participation in the VIP shall have terminated by reason of death,

Disability, retirement, transfer to an Affiliated Company or other affiliated entity that is not an Employer, termination of employment, or any other reason, but who still has a participating interest in the VIP.

     2.24  "Fund" shall mean the Trust Fund held by the Trustee in accordance with the Trust Agreement and, effective July 1, 1993, will consist of separate Funds as herein described.  The Company shall have the authority, consistent with the terms of the Trust Agreement, to appoint a designated investment manager (as defined in ERISA Section 3(38)), who shall have the authority to invest and manage all or any part of the assets of the Funds.  To the extent the Trustee is directed by the Committee or a designated investment manager, the Trustee may invest and reinvest in collective investment funds (as authorized by ERISA and any related governmental regulations and rulings) maintained by the Trustee for the investment of assets of employee benefit plans qualified under Section

401(a) and exempt under Section 501(a) of the Code whereupon the instrument or instruments establishing such collective investment funds, as amended from time to time, shall constitute a part of this VIP with respect to any assets of the VIP which are invested in such funds.

           The Funds described herein also include: (1) amounts transferred to the Trustee from the trust established under the CBS Employee Investment

Fund with respect to Participants who immediately prior to June 4, 1971 were participants in the CBS Employee Investment Fund; (2) amounts transferred to the Trustee from the Viacom Employee Stock Ownership Plan which, upon such transfer, were invested among the Funds as directed by each affected Participant; (3) amounts transferred from the Showtime

Networks Inc. Investment Plan which, upon such transfer, were invested in the Funds as directed under such Plan by each affected Participant; and (4)

amounts transferred from the Savings and Investment Plan for Employees of

PVI Transmission Inc. and Its Subsidiaries which, upon such transfer, were invested in the Funds as directed under such Plan by each affected

Participant.

           The Funds described herein include:

           (a)  "Certus Interest Income Fund" seeks current income

consistent with preservation of principal and a stable rate of return by investing in a diversified group of high quality, fixed income investments,

as determined by the Fund's investment manager.

           (b)  "Putnam Daily Dividend Trust" Fund seeks current income consistent with capital preservation, stable principal and liquidity by investing in money market instruments, as determined by the Fund's investment manager.

           (c)  "The Putnam Fund for Growth and Income" seeks capital growth and current income mainly through a portfolio of income-producing common stocks and such other investments, all as determined by the Fund's investment manager.

           (d)  "Putnam U.S. Government Income Trust" Fund seeks current income consistent with preservation of capital through investments in securities backed by the full faith and credit of the United States government, as determined by the Fund's investment manager.

           (e)  "Putnam Vista Fund" seeks capital appreciation through investment in common stocks selected for above-average growth potential, as determined by the Fund's
investment manager.

           (f)  "Putnam Voyager Fund" aggressively seeks capital

appreciation through investment in common stocks, as determined by the

Fund's investment manager.

           (g)  "Viacom Stock Fund" is an unsegregated fund invested in

Stock and money market funds valued daily which are invested in short term fixed obligations of the United States Government and Federal Agencies,

certificates of deposit of commercial banks, and other such short term obligations, all as determined by the Fund's designated fiduciary.

     2.25  "Highly Compensated Participant" shall include those

Employees who meet the definition of "Highly Compensated Employee" as determined under Section 414(q) of the Code and the regulations issued thereunder, as set forth herein.  Effective January 1, 1987, the term

"Highly Compensated Employee" includes "Highly Compensated Active

Employees" and "Highly Compensated Former Employees" and shall be determined as follows:

           (a)  A "Highly Compensated Active Employee" means an Employee of the Company or Affiliated Company who performs services for the Company or

Affiliated Company during the current Plan Year (the "Determination Year")

and who, during the preceding Plan Year (the "Look-Back Year"), was an

Employee who:

                (1)  received Compensation in excess of $75,000 (adjusted

at the same time and in the same manner as under Section 415(d) of the

Code),

                (2)  received Compensation in excess of $50,000 (adjusted

at the same time and in the same manner as under Section 415(d) of the

Code) and was a member of the "Top-Paid Group", or

                (3)  was an Officer earning more than fifty percent (50%)

of the dollar limitation under Section 415(b)(1)(A) of the Code.

           (b)  A "Highly Compensated Active Employee" also includes an

Employee described in the preceding sentence if

                (1)  the term "Determination Year" is substituted for the

term

"Look-Back Year" and the Employee was one of the 100 Employees who earned the most Compensation during the Determination Year, or

                (2)  the Employee was at any time during the Determination

Year or the Look-Back Year a five percent (5%) owner of the Employer as defined in Section 416(i)(1) of the Code.

           (c)  The "Top-Paid Group" for any Determination Year or Look-

Back Year shall include all Employees who are in the top twenty percent

(20%) of all Employees on the basis of Compensation.  For purposes of determining the number of employees in the "Top-Paid Group," the following

Employees are disregarded:

                (1)  Employees who have not completed six months of service by the end of the year;

                (2)  Employees who normally work less than 17 1/2 hours per week for the year;

                (3)  Employees who normally work during less than six

months during any year;

                (4)  Employees who have not attained age 21 by the end of

such year; and

                (5)  Employees who are nonresident aliens receiving no

United States source income within the meaning of Sections 861(a)(3) and

911(d)(2) of the Code.

           (d)  For purposes of determining the number of Employees who will be considered "Officers," no more than fifty (50) Employees (or, if less, the greater of three (3) Employees or ten percent (10%) of the

Employees), excluding those Employees who are excluded for purposes of determining the Top-Paid Group under the preceding paragraph, shall be treated as Officers.  If for any year no Officer has earned more than fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the

Code, the highest paid Officer of the Company or a member of the Controlled

Group shall be treated as having earned such amount.

           (e)  A "Highly Compensated Former Employee" means an Employee who separated from service prior to the Determination Year, who performed no services for an Employer during the Determination Year, and who was a

Highly Compensated Active Employee for either such Employee's separation year or any Determination Year ending on or after the Employee's 55th birthday.

           (f)  If during a Determination Year a Highly Compensated

Participant is a five percent (5%) owner or one of the ten (10) most Highly

Compensated Participants on the basis of Compensation paid during such

Determination Year, then such Employee shall be subject to the family aggregation requirements of Section 414(q)(6) of the Code, and the

Compensation and contributions paid to or on behalf of all family members who are Employees shall be aggregated with and attributable to the Highly

Compensated Participant.  For this purpose, family members shall include the Highly Compensated Participant's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants.

           (g)  For purposes of determining Highly Compensated Employees,

"Compensation" for a Determination Year or a Look-Back Year shall be determined in the same manner as "Earnings" in Paragraph 2.17 of the VIP,

increased by pre-tax amounts described in Sections 125 and 402(e)(3) of the

Code under plans maintained by the Company or similar amounts under plans maintained by an Affiliated Company.

           (h)  Notwithstanding the foregoing, the determination of Highly

Compensated Participants may be made under the calendar year calculation election under the regulations issued pursuant to Code Section 414(q).  In accordance with such election, if it is made by the Committee or its designee, each Look-Back Year calculation shall be based on the calendar year ending within the applicable Determination Year.  Such election shall apply to all other plans maintained by an Affiliated Company.  The

Committee or its designee may elect to apply the calendar year election for any Plan Year.  Further, the Committee or its designee may elect to apply such other rules for determining Highly Compensated Employees, including substantiation guidelines, as issued pursuant to Code Section

414(q).

     2.26  "Hour of Service" shall mean each hour credited under

Paragraph 4.2.

     2.27  "Leased Employee" shall mean any person as defined in

Section 414(n)(2) of the Code.

     2.28  "Matched Contributions" shall mean a Participant's Salary

Reduction Contributions which are made pursuant to Paragraphs 5.1 and 5.3,

with respect to which Matching Employer Contributions are made.

     2.29  "Matching Employer Contributions" shall mean contributions made by each Employer in accordance with Paragraph 5.7 and which are subject to the limitations of Article XV.

     2.30  "Qualified Nonelective Contributions" shall mean

contributions that are made pursuant to Paragraphs 15.1(d) and 15.2(c),

meet the requirements of Section 401(m)(4)(C) of the Code and the regulations issued thereunder, and which are designated as a Qualified

Nonelective Contribution for purposes of satisfying the limitations of

Paragraphs 15.1(a) and 15.2(a).  Qualified Nonelective Contributions shall be nonforfeitable when made and are distributable only in accordance with the distribution and withdrawal provisions that are applicable to Salary

Reduction Contributions under the VIP; provided, however, that Qualified

Nonelective Contributions may not be withdrawn on account of financial hardship.  If any Qualified Nonelective Contributions are made, the Company shall keep such records as necessary to reflect the amount of such contributions made for purposes of satisfying the limitations of Paragraphs

15.1(a) or 15.2(a).  Qualified Nonelective Contributions may be taken into account for purposes of the limitations in Paragraphs 15.1(a) or 15.2(a)

only if the nondiscrimination and plan aggregation conditions described in

Treasury Regulation sections 1.401(m)-1(b)(5) and 1.401(k)-1(b)(5) and any other guidance issued thereunder are satisfied.

     2.31  "Parental Leave" shall mean, for purposes of determining

Vesting Service under Paragraph 4.3, a period in which the Employee is absent from work immediately
following his active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement.  Parental Leave shall include such periods of leave described in the Family and Medical Leave Act of 1993 solely to the extent required thereunder.

     2.32  "Participant" shall mean an Employee who meets the

eligibility requirements set forth in Article III herein and who has on file with the Company an authorization to withhold or reduce part of his

Compensation as a periodic contribution to the VIP.  Such term shall, if the context shall permit, include a Former Participant.

     2.33  "Payroll Period" shall mean the regular period (whether weekly or biweekly or semimonthly or otherwise) on which Compensation payments are based.

     2.34  "Plan Year" shall mean the twelve-month period which begins on each January 1.

     2.35  "Predecessor Company" shall mean (i) CBS, (ii) Viacom

International Inc., an Ohio Corporation (and its legal predecessors), or

(iii) any other organization which has been acquired by the Employer or an

Affiliated Company.

     2.36  "Rollover Contributions" shall mean contributions made by

Participants in accordance with Paragraph 5.12.

     2.37  "Salary Reduction Contributions" shall mean pre-tax elective contributions within the meaning of Section 401(k) of the Code and the regulations thereunder made by Participants in accordance with Paragraph

5.3.  Salary Reduction Contributions are subject to the limitations of

Article XV.

     2.38  "Severance Date" shall mean the date upon which service is severed as determined under Paragraph 4.3.

     2.39  "Stock" shall mean any class of common or preferred stock of

Viacom Inc., a Delaware corporation; provided, however, that Matching

Employer Contributions made in Stock shall be made in any class of common stock of Viacom Inc.

     2.40  "Trust Agreement" shall mean the trust agreement by and among the Employers and the Trustee, dated as of July 1, 1993, as the same may at any time and from time to time be amended.

     2.41  "Trustee" shall mean the Trustee acting under the Trust

Agreement.

     2.42  "Unmatched Contributions" shall mean Salary Reduction

Contributions and After-Tax Contributions made by Participants in accordance with Paragraphs 5.2 and 5.3, with respect to which Matching

Employer Contributions are not made.

     2.43  "Valuation Date" shall mean, effective July 1, 1993, any day on which the New York Stock Exchange or any successor to its business is open for trading, or such other date as may be designated by the Committee.

     2.44  "Vesting Service" shall mean an Employee's service, as determined under Paragraph 4.3.

     2.45  "VIP" shall mean the Viacom Investment Plan as described herein and any amendment thereto.

     2.46  "Year of Eligibility Service" shall mean the period of Service as defined in Paragraph 4.2 which is used in determining a Part-Time

Employee's eligibility to participate in the VIP.

     2.47  "Year of Vesting Service" shall mean the period of Service,

as defined in Paragraph 4.3, which is used in determining a Full-Time or

Part-Time Employee's nonforfeitable right to Matching Employer

Contributions.  Such term shall also be utilized in determining a Full-Time

Employee's eligibility to participate in the VIP.

                           ARTICLE III
                           -----------

ELIGIBILITY FOR PARTICIPATION
- -----------------------------





     3.1   Eligibility:
           -----------

           (a)  Each Employee who was a Participant in the VIP on December

31, 1993 shall automatically continue to be a Participant in the VIP as of

January 1, 1994.

           (b)  Each other Full-Time Employee of an Employer will be

eligible to become a Participant on the first day of the month in which he completes one Year of Vesting Service; provided that he is employed by an

Employer at such time and he satisfies the requirements of Paragraph 3.2.

           (c)  Each other Part-Time Employee of an Employer will be

eligible to become a Participant on the first day of the month following the completion of one Year of Eligibility Service; provided that he is employed by an Employer at such time and he satisfies the requirements of

Paragraph 3.2.

           (d)  Notwithstanding the foregoing, the following Employees are not eligible to participate under the VIP:  (i) any Employee who is not principally employed in the United States and/or a citizen of the United

States, (ii) any Employee included in a group determined by the Board not to be eligible for participation in the VIP (including, but not limited to,

free-lance employees), (iii) any Employee included in a classification of hourly employees whose terms and conditions of employment are subject to the provisions of a collective bargaining agreement, unless the terms of the collective bargaining agreement provide for eligibility for participation in the VIP, (iv) any Employee who is a United States citizen employed by a foreign subsidiary, unless specifically designated by the

Board to be eligible for participation in the VIP, or (v) any Employee who is a Leased Employee.

           (e)  The preceding notwithstanding, any Full-Time Employee or

Part-Time Employee who has satisfied the applicable service requirements prior to commencing
employment with the Employer by reason of prior service credited under

Paragraph 4.1 will be eligible to become a Participant on the first day of his employment with the Employer.

     3.2   Method of Becoming a Participant:  An eligible Employee may
           --------------------------------

become a Participant (or resume participation in accordance with Paragraph

5.5) by making written application to participate in the VIP on the form or forms provided by the Committee.  An Employee's participation will become effective on the first day of the month in which occurs the first Payroll

Period next following the date such election is received by the Committee.

     3.3   Reemployed Participants:  An Employee who was a Participant in
           -----------------------

the VIP or who satisfied the requirements of Paragraph 3.1 but did not enroll under Paragraph 3.2 and whose employment with an Employer has terminated but who subsequently is reemployed shall again become a

Participant or eligible to become a Participant on the first date on which he is reemployed by an Employer, completes an Hour of Service, and satisfies the requirements of Paragraph 3.2.  An Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an

Employer has terminated shall, after a one-year Break in Service, be treated as a newly-hired Employee upon his reemployment by an Employer.  An

Employee who did not satisfy the requirements of Paragraph 3.1 and whose employment with an Employer has terminated shall, if he is rehired before the end of a one-year Break in Service, be eligible to become a Participant in accordance with Paragraphs 3.1 and 3.2, with his Service being measured from his original date of hire.

     3.4   Events Affecting Participation.  If a Participant is
           ------------------------------

transferred to employment with an Affiliated Company, or any other business affiliated with the Company, that is not participating in the VIP, or is transferred to a classification of employment with the Company or an

Affiliated Company that makes him ineligible to participate under Paragraph

3.1(d), his active participation under the VIP shall be suspended.  During the period of his employment in such ineligible position, he shall not be eligible to have allocated to his account any contributions made under

Paragraphs 5.1, 5.2, or 5.7. His eligibility for any loans, withdrawals or other distributions under the VIP shall be determined by the applicable VIP provisions.

                           ARTICLE IV
                           ----------

                             SERVICE
                             -------





     4.1   Companies For Whom Credited:
           ---------------------------

     Except as otherwise provided, Service with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company

(on or after the date of affiliation unless determined otherwise by the

Committee), and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into the Employer or a predecessor of the Employer, or a corporation, substantially all of the assets of which have been acquired by the Employer, if the Employer maintains a plan of such a predecessor corporation.  If the Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 414(a)(2) of the Code.  Notwithstanding anything to the contrary herein, an Employee's periods of employment with PVI Transmission

Inc. shall be credited under the VIP for purposes of determining an

Employee's eligibility and vesting, subject to applicable limitations herein.

     4.2   Year of Eligibility Service:
           ---------------------------

           Effective as of August 1, 1988, a Part-Time Employee shall complete a Year of Eligibility Service if he completes at least 1,000 Hours of Service during the twelve consecutive month period beginning with the date the Part-Time Employee commences employment or re-employment with the

Company or an Affiliated Company or during the Plan Year commencing within such twelve-month period or any Plan Year thereafter.  No Eligibility

Service is counted for any computation period in which an Employee completes less than 1,000 Hours of Service.  For purposes of applying

Paragraph 3.3 to any Part-Time Employee, a one-year Break in Service shall occur if an Employee completes less than 501

Hours of Service in any computation period.  An "Hour of Service" means,

with respect to any applicable computation period, the number of hours recorded on the Employee's time sheets or other records used by the

Employer to record an Employee's time for which he is directly or indirectly compensated by an Employer or the number of hours for which the

Employee is directly or indirectly compensated by an Affiliated Company, an other affiliated entity or a Predecessor Company if such Predecessor

Company maintained a qualified plan which is continued by an Employer, but only if such service with an Affiliated or Predecessor Company or other affiliated entity otherwise meets the requirements of this section and only to the extent the Board of Directors by resolution specifically so determines, consistent with regulations adopted by the Secretary of the

Treasury; provided that seven hours shall be credited for each calendar day which is a scheduled workday for the Employer, Affiliated Company,

Predecessor Company or other affiliated entity, up to a total of 501 Hours of Service on account of any single continuous period during which the

Employee performs no duties and for which the Employee is on:

           (i)  temporary layoff,

           (ii) an unpaid leave approved by the Employer, including a personal leave of absence, vacation leave, sick leave or disability leave approved by the Employer, provided he returns to Employment upon the expiration of such leave,

           (iii)     unpaid jury duty, or

           (iv) unpaid military leave of absence in the Armed Forces of the

United States arising from a compulsory military service law or a declared national emergency and as may be approved by the Board, provided the

Employee returns to the employment of the Employer within 90 days (or such longer period as may be provided by law for the protection of re-employment rights) after his discharge or release from active military duty.

                The term Hour of Service shall also include each hour for

which back pay, irrespective of mitigation of damages, has been awarded or agreed by an Employer.  Such

Hours of Service shall be credited to the Employee for the Plan Year or

Years to which the award pertains.

                Hours of Service as defined above shall be computed and

credited in accordance with paragraphs (b) and (c) of section 2530.200b-2 of the Department of Labor Regulations.

     4.3   Year of Vesting Service:
           -----------------------

           Effective as of August 1, 1988, an Employee's Vesting Service

shall be measured in years and days (with each 365 days of Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company (including periods of employment credited pursuant to Paragraph 4.1) to the Employee's

Severance Date.  Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:

           (a)  Any leave of absence from employment which is authorized by the Company, by an Affiliated Company or predecessor, or other employer described in Paragraph 4.1; and

          (b)   Any period of military service in the Armed Forces of the

United States required to be credited by law; provided, however, that the

Employee returns to the employment of the Company, Affiliated Company or predecessor or other employer described in Paragraph 4.1 within the period his or her reemployment rights are protected by law.

     Fractional years shall be disregarded; provided, however, that all

Years of Vesting Service prior to and subsequent to any period of severance shall be aggregated.  Notwithstanding the foregoing, if an Employee's

Vesting Service is severed but he is reemployed within the 12 consecutive month period commencing on his Severance Date, the period of severance shall constitute Vesting Service.

     An Employee's "Severance Date" means the earlier of the date on which he resigns, retires, is discharged or dies, or the first anniversary of the date on which he is first absent
from service, with or without pay, for any other reason such as vacation,

sickness, disability, layoff or leave of absence; provided, however, that if an Employee is absent beyond such first anniversary date by reason of

Parental Leave, his Severance Date shall be the second anniversary of the first date of such absence.  The twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting Service nor as a period of severance under the VIP.  A one-year period of severance shall occur if an

Employee's employment is severed and the Employee is not reemployed within the 12 consecutive month period commencing on his Severance Date.

     4.4   Benefit Service:
           ---------------

           A Participant's Benefit Service is that period of Service used in determining the Participant's right to receive a vested benefit under the VIP.  Benefit Service shall be computed according to the following rules:

           (a)  For service while a Participant prior to January 1, 1989,

Benefit Service shall be the Participant's Benefit Service as defined under the provisions of the VIP in effect on December 31, 1988; provided,

however, that with respect to an Employee who terminated employment prior to January 1, 1989, and returned to employment on or after that date,

Benefit Service shall be restored upon reemployment;

           (b)  For service while a Participant on and after January 1,

1989, Benefit Service shall be, for each Accounting Period within the Plan

Year, only that period for which the Participant elects to have Matched or

Unmatched Contributions made to the VIP on his behalf.  If a Participant is unable to have Matched Contributions made to the VIP solely due to the limitations of Paragraph 15.1 or 15.3, he shall be credited with Benefit

Service for each Accounting Period during which he is so restricted whether or not he elects to have After-Tax Contributions made to the VIP on his behalf.  Periods of leave of absence, layoffs and, except as provided in the preceding sentence, other periods for which the Participant does not or did
not elect to have Matched or Unmatched Contributions made to the VIP shall not be counted as Benefit Service.  A Participant shall not be credited with Benefit Service solely due to a Rollover Contribution made to the VIP on his behalf.  Years of Benefit Service shall be determined by dividing the total number of Accounting Periods for which Benefit Service is credited by twelve, with fractional years being disregarded;

           (c)  A Participant's Benefit Service under the VIP shall include periods of Benefit Service credited to such Participant under the Savings and Investment Plan for Employees of PVI Transmission Inc. and Its

Subsidiaries, whether or not assets are transferred to the VIP in accordance with Paragraph 5.13.

     4.5   Additional Service Credit:
           -------------------------

           The Committee or its designee, in its sole discretion,

may provide additional credit for purposes of determining Vesting Service,

Eligibility Service or Benefit Service for periods not required to be credited under this Article IV, provided that the Committee shall act in a nondiscriminatory manner.

                            ARTICLE V
                            ---------

                          CONTRIBUTIONS
                          -------------







     5.1   Matched Contributions:  A Participant's Matched Contributions
           ---------------------

shall mean those contributions made by his Employer as Salary Reduction

Contributions (including any Salary Reduction Contributions which are recharacterized pursuant to Paragraph 15.1(c)), which may be in an amount equal to a stated whole percentage from 1% to 5%, inclusively, of his

Compensation, subject to Paragraph 5.14.

     5.2   Unmatched Contributions:  A Participant's Unmatched
           -----------------------

Contributions shall mean the sum of those contributions in excess of

Matched Contributions made by his Employer as Salary Reduction

Contributions, which may be in an amount equal to a stated whole percentage which, including such Matched Contributions, does not exceed 15%,

inclusively, of his Compensation, plus those contributions made by the

Employee as After-Tax Contributions, which may be in an amount equal to a stated whole percentage from 1% to 15%, inclusively, of his Compensation.

Notwithstanding the foregoing, in no event shall the contributions made under this Paragraph 5.2 when added to the Participant's Matched

Contributions made under Paragraph 5.1, exceed 15% of the Participant's

Compensation, subject to Paragraph 5.14.

     5.3   Election of Salary Reduction and After-Tax Contributions:
           --------------------------------------------------------

Subject to Sections 5.1 and 5.2, each Participant may authorize (on forms prescribed by the Committee) his Employer to contribute Salary Reduction

Contributions to the VIP for a Plan Year on his behalf by payroll deduction, for each Payroll Period within an Accounting Period, which shall be designated as Matched Contributions to the extent of the first 5%,

inclusively, of his Compensation and which shall be designated as Unmatched

Contributions to the extent such amounts exceed 5% of his Compensation for such Plan Year. Each Participant may, in addition to Salary Reduction Contributions, make an election (on forms prescribed by the Committee) to contribute After-Tax Contributions to the

VIP by means of payroll deduction for each Payroll Period in an Accounting

Period.  Such elections will be effective for the first Payroll Period next following the date the election is received by the Committee.

     5.4   Change in Amount or Form of Contributions:  The percentage of
           -----------------------------------------

Compensation designated by the Participant as his Salary Reduction

Contributions or After-Tax Contributions will continue in effect,

notwithstanding any change in his Compensation, until he elects to change such percentage.  A Participant, by filing an election on a prescribed form, may change the foregoing percentages at any time in the Plan Year,

subject to the limitations herein.  Any such change will become effective as of the first Payroll Period in the calendar quarter which begins after the date such election is received by the Committee, provided that such election is received by the Committee at least 10 business days prior to the first day of such calendar quarter (or within such other period required by the Committee), and provided, further, that if a Participant's

Salary Reduction Contributions are reduced in accordance with Paragraph

15.1(b), such a reduction will become effective as of the first Payroll

Period practicable which begins after the date such reduction is determined by the Committee.

     5.5   Suspension of Contributions:  A Participant may, by filing a
           ---------------------------

written election with the Committee on prescribed forms, elect to suspend all of his Matched Contributions and Unmatched Contributions, if any,

effective no later than the first Payroll Period next following the date such election is received by the Committee.  In order to resume such contributions, the Participant must follow the procedure described in

Paragraph 3.2 as though he were a new Participant.  A Participant will not be permitted to make up suspended contributions.  Further, a Participant will not be allowed to resume his contributions during any of the suspension periods described in Paragraph 5.6.  During any period in which a Participant's Matched Contributions are suspended, the Matching Employer

Contributions to the Participant's

Account will also be suspended.  Suspension of the Participant's Unmatched

Contributions will not cause suspension of the Matching Employer

Contributions made with respect to him.

     5.6   Cessation of Contributions:  After-Tax Contributions and
           --------------------------

Salary Reduction Contributions of a Participant will cease to be effective with the Payroll Period that ends immediately prior to or coincident with:

           (a)  the Participant's transfer to an Affiliated Company which is not an Employer, or to PVI Transmission Inc. or such other entity with which the Employer has an affiliation and that is designated by the

Committee in its discretion, in which case the Participant's contributions shall be involuntarily suspended for the duration of his employment with such Affiliated Company or entity; if such an employee again becomes an eligible Employee and elects to become a Participant, he must follow the procedure outlined in Paragraph 3.2.

           (b)  the Participant's termination of employment for any reason including retirement, death or Disability.

           (c)  the Participant's withdrawal of amounts pursuant to

Paragraph 8.1(e), but only to the extent required by such Paragraph.

     5.7   Matching Employer Contributions:  During each Accounting
           -------------------------------

Period, and subject to Paragraph 5.14, each Employer will contribute an amount equal to (i) 40% of the Matched Contributions to the VIP made during such Accounting Period on behalf of a Participant of such Employer if on the last business day of that Accounting Period such Participant had completed less than five Years of Vesting Service with the Company or an

Affiliated Company (or, for Matching Employer Contributions made prior to

January 1, 1990, less than five Years of Benefit Service), and (ii) 50% of the Matched Contributions to the VIP made during such Accounting Period on behalf of a Participant of such Employer if on the last business day of that Accounting Period such Participant had completed five or more Years of

Vesting Service with the Company or an Affiliated Company (or, for Matching

Employer

Contributions made prior to January 1, 1990, five or more Years of Benefit

Service).  Such contributions shall not be limited by the current or accumulated profits of the Employers.  In accordance with Paragraph

15.2(c), additional Matching Employer Contributions may be made in order to comply with the requirements of Paragraph 15.2(a).  Notwithstanding the foregoing, each Employer shall make such additional contributions as necessary to assure that the Matching Employer Contributions made on behalf of each Participant during any Plan Year equal at least 40% (or, if applicable, 50%) of the first 5% of each Participant's Salary Deferral

Contributions during such Plan Year within the limits of Paragraph 15.2(a).

     5.8   Remittance of Contributions to Trustee:  Amounts deducted from
           --------------------------------------

payroll as After-Tax Contributions and Salary Reduction Contributions will be remitted to the Trustee as soon as such contributions can reasonably be segregated from the Employer's general assets but no later than the last day required by the Code and ERISA.  Such amounts shall be credited to the

Accounts of the respective Participants in accordance with such

Participants' investment elections.

     5.9   Remittance of Matching Employer Contributions to Trustee:
           --------------------------------------------------------

Matching Employer Contributions will be made in cash or in Stock, as determined by the Board, and as may be permitted by the terms of the Trust

Agreement.  Amounts contributed by the Employer will be remitted to the

Trustee as soon as practicable after any Accounting Period in which a

Payroll Period ends and the Trustee shall purchase Stock with the amounts so paid to it, and credit such amounts to the Viacom Stock Fund.  The

Committee shall credit such Stock to the Accounts of the respective

Participants whose contributions are so paid to the Trustee.

     5.10  Refund of Matching Employer Contributions:  All Matching
           -----------------------------------------

Employer Contributions are hereby conditioned on their being allowed as a deduction for federal income tax purposes by the Employer.  A Matching

Employer Contribution shall be refunded to the Employer if such contribution:

           (a)  was made by a mistake of fact; or

           (b)  was made conditioned upon the contribution being allowed as a deduction for federal income tax purposes and such deduction is disallowed, including any advance determination of disallowance pursuant to any guidance issued by the Internal Revenue Service.

     The permissible refund under (a) must be made within one year from the date the contribution was made to the VIP, and under (b) must be made within one year from the date of disallowance of the tax deduction.

     5.11  Additional Employer Contributions:  If, with respect to any
           ---------------------------------

Plan Year, any Participant's Account is not credited with the amounts of

Matched Contributions, Unmatched Contributions, Matching Employer

Contributions, Qualified Nonelective Contributions, if any, or earnings on any such contributions to which such Participant is entitled under the VIP,

or if an error is made with respect to the investment of the assets of the

Fund which error results in an error in the amount credited to a

Participant's Account, and such failure is due to administrative error in determining or allocating the proper amount of such contributions or earnings, the Employer may make additional contributions to the Account of any affected Participant to place the affected Participant's Account in the position that would have existed if the error had not been made.

     5.12  Rollover Contributions:
           ----------------------

           (a)  A Participant may, with the approval of the Committee, make a Rollover Contribution.  A Full-Time Employee who has not completed the eligibility requirements in Article III of the VIP may participate in the

VIP solely for purposes of the rollover contribution provisions hereunder.

The Trustee shall credit the amount of any Rollover Contribution to the

Participant's Account, in accordance with the Participant's designation, as of the date the Rollover Contribution is made.

           (b)  The term Rollover Contribution means the contribution of an

"eligible rollover distribution" to the Trustee by the Employee on or before the sixtieth (60th) day
immediately following the day the contributing Employee receives the

"eligible rollover distribution" or a contribution of an "eligible rollover distribution" to the Trustee by the Employee or the trustee of another

"eligible retirement plan" (as defined in Section 402(c)(8)(B) of the Code)

in the form of a direct transfer under Section 401(a)(31) of the Code.

           (c)  The term "eligible rollover distribution" means:

                (i)  part or all of a distribution to the Employee from an individual retirement account or individual retirement annuity (as defined in Section 408 of the Code) maintained for the benefit of the Employee making the Rollover Contribution, the funds of which are solely attributable to an eligible rollover distribution from an employee plan and trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code, (a "conduit IRA"); or

               (ii)  part or all of the amount (other than nondeductible

employee contributions) received by such Employee or distributed directly to this VIP on such Employee's behalf from an employee plan and trust described in Code Section 401(a) which is exempt from tax under Code

Section 501(a).

           In all events, such amount shall constitute an "eligible

rollover distribution" only if such amount qualifies as such under Code

Section 402(c) and the regulations and other guidance thereunder and is a distribution of all or any portion of the balance to the credit of the

Employee from the distributing plan or conduit IRA other than any distribution: (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or for a specified period of ten years or more; (2) to the extent such distribution is required under Code Section

401(a)(9); (3) to the extent such distribution is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) that is made to a non-spouse beneficiary.

           (d)  Once accepted by the Trust, an amount rolled over pursuant to this Paragraph 5.12 shall be credited to the Participant's Accounts, and invested in the Funds (other than the Viacom Stock Fund) in accordance with the Participant's directions for such amounts.  Thereafter, such rolled over amounts shall be administered and invested in accordance with Articles

VI and VII and subject to the distribution provisions set forth in Articles

VIII, X and XI.  The limitations of Article XV shall not apply to Rollover

Contributions.  All Rollover Contributions shall be made in cash and shall be fully vested.  No Matching Employer Contributions shall be made with respect to Rollover Contributions.

     5.13  Transfers of Assets to or from the Savings and Investment Plan
           --------------------------------------------------------------

for Employees of PVI Transmission Inc. and Its Subsidiaries (the "SIP"):
- -----------------------------------------------------------------------

           (a)  If an Employee transfers from employment with PVI

Transmission Inc. or any of its Subsidiaries ("PVI") to employment with an

Employer and becomes a Participant hereunder, the VIP, if so directed by the Committee or its designee, will accept a direct transfer from the SIP of the entire amount thereunder due a Participant as a participant in that plan.  Prior to the transfer of such amounts to the VIP, the affected

Participants shall elect, pursuant to such rules that the Committee or its designee shall prescribe, to have such transferred amounts allocated to the

Funds.  Transferred amounts which are attributable to matching employer contributions under the SIP shall be allocated to the Viacom Stock Fund.

Upon all such transfers, the assets transferred shall retain their character and be treated under the VIP as Salary Reduction Contributions,

After-Tax Contributions, or Matching Employer Contributions.

           (b)  If an Employee transfers from employment with an Employer to employment with PVI and becomes a Participant under the SIP, the VIP, if so directed by the Committee or its designee, will transfer the assets allocated to such Participant's Accounts hereunder to the trustee of the

SIP.  Upon all such transfers, the assets transferred shall retain their character and be treated under the SIP as Salary Reduction Contributions,

After-Tax Contributions, or Matching Employer Contributions.

     5.14  Limitation on Contributions:  Notwithstanding any other
           ---------------------------

provisions of the VIP to the contrary, effective January 1, 1989, in no event may the contributions made to the VIP by or on behalf of any

Participant in any Plan Year exceed the maximum percentage allowed under

Paragraphs 5.1, 5.2, and 5.7 multiplied by the Participant's Compensation not in excess of the annual compensation limitation in effect under Section

401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. In determining a Participant's Compensation for this purpose, the family aggregation rules of Section 414(q) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the

Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.  If any Plan Year consists of fewer than twelve months, the foregoing annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve.

                           ARTICLE VI
                           ----------

                      PARTICIPANT ACCOUNTS
                      --------------------





     6.1   Valuation of Assets.  As of each Valuation Date, the Trustee
           -------------------

will determine the total fair market value of all assets then held by it in each Fund.  Notwithstanding any other provision of the VIP, to the extent that Participants' Accounts are invested in mutual funds or other assets for which daily pricing is available ("Daily Pricing Media"), all amounts contributed to the Fund will be invested at the time of the actual receipt by the Daily Pricing Media, and the balance of each Account shall reflect the results of such daily pricing from the time of actual receipt until the time of distribution.  Investment elections and changes pursuant to Article

VII shall be effective upon receipt by the Daily Pricing Media.  The provisions of Paragraphs 6.2 and 6.3 shall apply only to the extent, if any, that assets of the Fund are not invested in Daily Pricing Media.

     6.2   Credits to Participant Accounts.  Each Participant's Accounts
           -------------------------------

will be credited with all contributions made by him or on his behalf as well as amounts transferred to the VIP on his behalf.  Except as provided in Paragraph 6.1, the Accounts of each Participant will also be credited,

as of each Valuation Date, with the Participant's share of the net investment income and any realized and unrealized capital gains of the

Funds that occurred since the last Valuation Date.  Except to the extent otherwise reflected in the value of mutual fund shares, such Participant's share of such income will be that portion of the total net investment income and capital gains of each such Fund which bears the same ratio to such total as the balance of his Participant Accounts attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all Participant Accounts attributable to each such Fund as of the preceding Valuation Date.

     6.3   Debits of Participant Accounts:  The Accounts of each
           ------------------------------

Participant will be debited with the amount of any withdrawal made by him pursuant to Article VIII, and with the
amount of any distribution made to him or on his behalf pursuant to

Articles X and XI.  Except as provided in Paragraph 6.1, the Accounts of each such Participant will also be debited, as of each Valuation Date, with the Participant's share of any realized and unrealized losses, including capital losses, of the Funds that occurred since the last Valuation Date.

Except to the extent otherwise reflected in the value of mutual fund shares, the Participant's share of any realized and unrealized losses,

including capital losses, will be that portion of the total realized and unrealized losses of each such Fund which bear the same ratio to such total as the balance of his Participant Account attributable to each such Fund on the preceding Valuation Date bears to the aggregate of the balances of all

Participant Accounts attributable to each such Fund as of the preceding

Valuation Date.

     6.4   Statement of Participant Accounts:  As soon as practicable
           ---------------------------------

after the completion of a Plan Year or as often as the Committee shall direct, an individual statement will be issued to each Participant showing the value of his Accounts in the Funds, and the outstanding balance due his

Loan Subaccount.

                           ARTICLE VII
                           -----------

INVESTMENT OF CONTRIBUTIONS
- ---------------------------





     7.1   Investment of Salary Reduction Contributions and After-Tax
           ----------------------------------------------------------

Contributions:  Each Participant will direct, at the time he elects to
- -------------

become a Participant under the VIP, that his Salary Reduction

Contributions, his After-Tax Contributions, and his Rollover Contributions,

if any, be invested in multiples of 5% in any of the Funds other than the

Viacom Stock Fund.  After a Participant's initial investment of Rollover

Contributions, such amounts shall be treated as Salary Reduction

Contributions for investment purposes.

     7.2   Investment of Matching Employer Contributions:  Matching
           ---------------------------------------------

Employer Contributions will be invested in the Viacom Stock Fund.

     7.3   Change in Investment Election for Current Contributions:  Any
           -------------------------------------------------------

change in the Participant's initial investment election under Paragraph 7.1 as to his future Salary Reduction Contributions and After-Tax Contributions

shall be made in such manner as determined by the Committee (including changes made by telephonic instructions under terms prescribed by the

Trustee) and within the limits of Paragraph 7.1, and shall be effective for contributions made after the Valuation Date next following the date on which the new election is received by the Trustee.

     7.4   Change in Investment Election for Prior Contributions:
           -----------------------------------------------------

     A Participant may change his investment election as to his prior

Salary Reduction Contributions and After-Tax Contributions, in such manner as determined by the Committee (including changes made by telephonic instructions under terms prescribed by the Trustee), to be effective as of the Valuation Date after the new election is received by the Trustee.

     7.5   Special Investment Elections.  The Committee may authorize
           ----------------------------

Participants to change their investment elections at times other than those specified in Paragraph 7.3 if the Committee, in its discretion, deems such changes necessary or desirable.  In the event the

Committee authorizes such changes, it shall prescribe non-discriminatory rules with respect to the timing and effect of such elections.

     7.6   Special July 1, 1993 Investment Elections:  In connection
           -----------------------------------------

with the change, effective July 1, 1993, in the VIP's investment Funds,

each Participant shall file an election designating the new Funds in which the portion of his Accounts attributable to his Salary Reduction

Contributions, After-Tax Contributions and earnings thereon, determined as of June 30, 1993, shall be invested.  Any changes in investment Funds elected on such forms prescribed by the Committee will be effective as soon as practicable thereafter.  Pending the effective date of such changes,

amounts previously designated for investment in "Fund A" shall be invested in the Putnam Voyager Fund, and amounts previously designated for investment in "Fund B" shall be invested in the Certus Interest Income

Fund.  If a Participant fails to file an election as to his Accounts attributable to his Salary Reduction Contributions, After-Tax Contributions

and earnings thereon, determined as of June 30, 1993, such amounts previously designated for investment in "Fund A" shall be invested in the

Putnam Voyager Fund, and amounts previously designated for investment in

"Fund B" shall be invested in the Certus Interest Income Fund.  The terms

"Fund A" and "Fund B" shall have the same meanings that they had under the terms of the VIP as in effect prior to July 1, 1993.  The special investment election filed under this Paragraph 7.6 shall apply solely to each Participant's Accounts attributable to Salary Reduction Contributions and After-Tax Contributions determined as of June 30, 1993, and shall continue in effect until changed by the Participant pursuant to Paragraph

7.3 or Paragraph 7.4.

     7.7   Fiduciary Responsibility for Investments:  The VIP is
           ----------------------------------------

intended to constitute a plan described in ERISA Section 404(c).  To the extent permitted under ERISA, the Trustee, Committee, and all other VIP fiduciaries are relieved of liability for any losses that are the direct and necessary result of all investment instructions given by a Participant or Beneficiary.  The Trustee and the Committee or their designees shall provide information to Participants
consistent with ERISA Section 404(c) and the regulations and other guidance issued thereunder.

                          ARTICLE VIII
                          ------------

WITHDRAWALS DURING EMPLOYMENT
- -----------------------------





     8.1   Withdrawals of Salary Reduction Contributions, After-Tax
           --------------------------------------------------------

Contributions, Matching Employer Contributions, Transferred Amounts, and
- ------------------------------------------------------------------------

Rollover Contributions.  A Participant who has not terminated
- ----------------------

employment may elect to withdraw amounts attributable to Salary Reduction

Contributions, After-Tax Contributions, Matching Employer Contributions,

and certain amounts transferred to the VIP, and earnings thereon, less the amount of any outstanding loan, in accordance with the provisions of this

Article VIII, and according to the order in which subparagraphs (a) through

(e) are presented, as the amounts described in each successive subparagraph are exhausted:

     (a)   Withdrawals of After-Tax Contributions:
           --------------------------------------

           A Participant may elect once each Plan Year to withdraw up to

     100% of his Account attributable to After-Tax Contributions (including amounts attributable to his Matched Contributions which were made before January 1, 1984, and Salary Reduction Contributions which are treated as After-Tax Contributions pursuant to Paragraph 4.4 of the

     VIP as in effect on July 31, 1988, but excluding any Salary Reduction

     Contributions which are recharacterized as After-Tax Contributions pursuant to Paragraph 15.1(c)) and the earnings thereon.  Any such withdrawals shall be made in the following order, as the amounts described in each successive subparagraph are exhausted:

                     (i)  An amount equal to all or part of the

           Participant's before-1987 After-Tax Contributions to the extent required to exhaust such amounts; provided, however, that if the value of all

           amounts attributable to After-Tax Contributions plus earnings thereon is less than the net amount of before-1987 After-Tax

           Contributions, no more than such value may be withdrawn.

                     (ii) An amount equal to all or part of the

           Participant's after-1986 After-Tax Contributions, and a pro rata portion of the earnings on such after-1986 After-Tax

           Contributions to the extent required to exhaust such amounts,

           but no more than the current value thereof in the event such value is less than the net amount of such After-Tax

           Contributions.

                     (iii)     An amount equal to all or part of the

           earnings on the Participant's before-1987 After-Tax

           Contributions to the extent required to exhaust such amounts.

     (b)   Withdrawals of Transferred Amounts or Rollover Contributions:
           ---------------------------------------------- -------------

                     (i)  A Participant who has had amounts transferred to

           the VIP from the Viacom Employee Stock Ownership Plan, may elect once each Plan Year to withdraw such transferred amounts and the earnings thereon.

                     (ii) A Participant who has made Rollover Contributions

           to the VIP may elect once each Plan Year to withdraw up to 100%

           of such Rollover Contributions and earnings thereon.

     (c)   Withdrawals of Matching Employer Contributions:
           ----------------------------------------------

                     (i)  A Participant who is credited with at least 5

           Years of Benefit Service may elect once each Plan Year to

           withdraw up to 100% of his Matching Employer Contributions and

           the earnings thereon.

                     (ii) A Participant who is credited with less than 5

           Years of Benefit Service may elect once each Plan Year to

           withdraw up to 100% of the Matching Employer

           Contributions to the extent vested pursuant to Paragraph 10.2 which were remitted to the Trustee at least 2 years previously,

           and the earnings thereon.

                     (iii)     In addition to the withdrawals permitted

           pursuant to subparagraphs (i) and (ii) above, a Participant may elect once each Plan Year to withdraw up to 100% of the vested portion of his Matching Employer Contributions to the extent necessary to satisfy a financial hardship, as defined in

           Paragraph 8.1(e); provided that no suspension of Salary

           Reduction and After-Tax Contributions in Paragraph 8.1(e) shall apply.

      (d)  Withdrawals of Salary Reduction Contributions after attainment
           --------------------------------------------------------------
           of age 59 1/2:
           -------------

           A Participant who has attained age 59 1/2 may elect once each Plan

      Year to withdraw up to 100% of the Salary Reduction Contributions made to the VIP on his behalf (including recharacterized Salary

      Reduction Contributions and Qualified Nonelective Contributions

      treated as Salary Reduction Contributions, if any), and the earnings thereon.

      (e)  Withdrawals of Salary Reduction Contributions on account of
           -----------------------------------------------------------
           financial hardship:
           ------------------

           Effective August 1, 1988, upon submission of satisfactory

     evidence by a Participant of a financial hardship, as defined in this

     Paragraph, the Committee may direct distribution of part or all of the value of such Participant's Salary Reduction Contributions, and earnings thereon, but only to the extent required to relieve such financial hardship, taking into account such additional amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.  No such withdrawal shall be permitted unless the Participant has previously or concurrently withdrawn all amounts otherwise available to him under this Paragraph 8.1.  In no event may the Committee direct that such a withdrawal be made to the extent the financial hardship may be relieved from other resources that are reasonably available to the Participant.

           For purposes of determining whether other resources are

     reasonably available to the Participant, the Committee may rely upon a

     Participant's reasonable representation that the financial hardship cannot be relieved through: (i) reimburse- ment or compensation by insurance or otherwise, (ii) reasonable liquidation of the

     Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) cessation of Salary

     Reduction Contributions and After-Tax Contributions under the VIP,

     (iv) obtaining of a nontaxable loan reasonably available under the terms of any qualified defined contribution plan maintained by the

     Company or any Affiliated Company, to the extent taking such loan would alleviate the immediate and heavy financial need and only to the extent any required repayment of such loan would not itself cause an immediate and heavy financial need, or (v) borrowing from commercial sources on reasonable commercial terms.  A Participant must prepare a statement indicating the extent to which other assets are reasonably available.  For this purpose, a Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant.

           In the absence of such representations, a Participant shall be deemed to have no other resources reasonably available if: (i) the

     Participant has obtained all withdrawals and distributions currently available to the Participant under the VIP and all other qualified defined contribution plans maintained by the Company or an Affiliated

     Company; (ii) the Participant has obtained all nontaxable loans reasonably available under the VIP and all other qualified defined contribution plans maintained by the Company or an Affiliated Company,

     to the extent taking such loan would alleviate the immediate and heavy financial need and only to the extent any required repayment of such loan would not itself cause an immediate and

     heavy financial need; (iii) the Participant agrees to cease all Salary

     Reduction Contributions and After-Tax Contributions under the VIP as well as all similar contributions to all other qualified defined contribution and nonqualified deferred compensation plans maintained by the Company or an Affiliated Company for a period of at least twelve months from the date of the hardship withdrawal, and (iv)

     the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated

     Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the

     Code.

           For purposes of this Paragraph 8.1(e), the term "financial hardship" shall be determined in accordance with regulations (and any other rulings, notices, or documents of general applicability) issued pursuant to Section 401(k) of the Code and, to the extent permitted by such authorities, shall be limited to any financial need arising from:

           (1)  medical expenses (as defined in Section 213(d) of the Code)

     previously incurred by the Participant or a Participant's spouse or dependent or expenses necessary for these persons to obtain medical care (as defined in Section 213(d) of the Code) which, in either case,

     are not covered by insurance,

           (2)  expenses relating to the payment of tuition and related educational fees for the next twelve months of post-secondary education of a Participant, his spouse or dependent,

           (3)  expenses directly relating to the purchase (excluding mortgage payments) of a primary residence for the Participant,

                (4)  expenses relating to the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or

           (5)  expenses arising from circumstances of sufficient severity that a Participant is confronted by present or impending financial ruin or his family is clearly endangered by present or impending want or deprivation.  To demonstrate such a need, the Participant must prepare a statement indicating the reason for the need and the extent to which the Participant has other resources reasonably available to relieve that need.  Notwithstanding anything in this Paragraph 8.1(e)

     to the contrary, if a Participant requests a withdrawal for the reason specified in this Subparagraph (5), he shall be required to cease all

     Salary Reduction Contributions and After-Tax Contributions under the

     VIP as well as all similar contributions to all other qualified defined contribution and nonqualified deferred compensation plans maintained by the Company or an Affiliated Company for a period of at least twelve months from the date of the hardship withdrawal.

           The minimum withdrawal available under this Paragraph 8.1(e)

     (including a withdrawal of Matching Employer Contributions under

     Paragraph 8.1(c)) is $500.  Hardship withdrawals shall be paid in a single cash payment and on a pro-rata basis from the Funds (other than the Viacom Stock Fund) in which the Participant's Account is invested.

     Effective for any withdrawal under this Paragraph 8.1(e), which is made on or after January 1, 1989, the portion of the Participant's

     Account attributable to Salary Reduction Contributions that is available for withdrawal shall not exceed the lesser of:  (i) the value of such Salary Reduction Contributions as of December 31, 1988

     (taking into account earnings and losses attributable to such amounts), plus the total amount of the Participant's Salary Reduction

     Contributions that are made after December 31, 1988, or (ii) the value of all Salary Reduction Contributions (taking into account earnings and losses attributable to such amounts).

     8.2   Withdrawal Procedures:  Effective July 1, 1993, a
           ---------------------

Participant, by filing a written request in accordance with such rules as required by the Committee, may elect to withdraw amounts pursuant to

Paragraph 8.1.  Such withdrawals shall be subject to the following:

           (a)  All requests for withdrawals shall be reviewed by the

Committee or its designee.  Each approved withdrawal application shall be forwarded by the Committee to the Trustee as soon as practicable after

Committee approval.  Withdrawals shall be paid as soon as practicable after the Valuation Date on which proper payment instructions are received by the

Trustee, based on the amount specified in the Participant's request and the amount available for withdrawal in the Participant's Accounts.  Earnings and losses will not be credited on the amounts to be withdrawn after the applicable Valuation Date.

           (b)  All withdrawals shall be paid in cash lump sum amounts.

           (c)  Notwithstanding anything herein to the contrary, no

withdrawal may be made by a Participant during the period in which the

Committee is making a determination of whether a domestic relations order affecting the Participant's Account is a qualified domestic relations order, within the meaning of Section 414(p) of the Code.  Further, if the

Committee is in receipt of a qualified domestic relations order with respect to any Participant's Account, it may prohibit such Participant from making a withdrawal until the alternate payee's rights under such order are satisfied.

     8.3   Funds to be Charged with Withdrawal:  Distributions will be
           -----------------------------------

made out of the Participant's interest in each of the Funds in proportion to the Participant's interest in these Funds.  Notwithstanding the foregoing, withdrawals of Matching Employer Contributions shall be charged only to the Viacom Stock Fund.

     8.4   Frequency of Withdrawals:  Except in the case of a
           ------------------------

financial hardship withdrawal under Paragraph 8.1(e) (including a withdrawal of Matching Employer

Contributions under Paragraph 8.1(c) on account of financial hardship),

each Participant may elect only one withdrawal from the VIP in any Plan

Year.  A Participant may elect to withdraw amounts on account of a financial hardship under Paragraph 8.1(e) (including a withdrawal of

Matching Employer Contributions under Paragraph 8.1(c) on account of financial hardship) at any time during the Plan Year.

                           ARTICLE IX
                           ----------

                        PARTICIPANT LOANS
                        -----------------





     9.1   Loan Subaccounts:  Loans from the VIP may be made to all
           ----------------

Participants and Beneficiaries who are "parties in interest" within the meaning of ERISA Section 3(14) and to all Former Participants who are

active Employees of PVI Transmission Inc. or any of its affiliated entities.  Such individuals are referred to herein as "Eligible Borrowers."

Within each Eligible Borrower's Account, there shall be maintained a Loan

Subaccount solely for the purpose of effecting loans from the Eligible

Borrower's Account to the Eligible Borrower.

     9.2   Eligibility for Loans:
           ---------------------

           (a)  Each Eligible Borrower may apply for a loan from the VIP upon the Participant's attainment of one Year of Vesting Service as described in Paragraph 4.3.

           (b)  Only one loan under the VIP may be outstanding at any time for each Participant.  After a loan is repaid in full, a Participant may not obtain another loan for a period of one month from the date of repayment.

     9.3   Availability of Loans:
           ---------------------

           (a)  Application for a loan must be made to the Committee or its delegate, on prescribed forms.  The decisions by Committee representatives on loan applications shall be made on a reasonably equivalent, uniform and nondiscriminatory basis and within a reasonable period after each loan application is received.  Notwithstanding the foregoing, the Committee representatives may apply different terms and conditions for loans to

Eligible Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, based on economic and other differences affecting the individuals' ability to repay any loan.

           (b)  Notwithstanding anything herein to the contrary, no loan shall be made to an Eligible Borrower during a period in which the

Committee is making a determination of whether a domestic relations order affecting the Eligible Borrower's Accounts is a qualified domestic relations order, within the meaning of Section 414(p) of the Code.  Further, if the Committee is in receipt of a qualified domestic relations order with respect to any Eligible Borrower's account, it may prohibit such Eligible Borrower from obtaining a loan until the alternate payee's rights under such order are satisfied.

     9.4   Amount of Loan:
           --------------

           A VIP loan shall be derived from the Eligible Borrower's vested interest in his Accounts, determined as of the Valuation Date on which the

Trustee receives proper loan disbursement instructions which shall be forwarded to the Trustee by the Committee or its designee as soon as practicable after its review and approval of the loan application.  The minimum loan available is $500.  The maximum loan available is the lesser of 50% of the Eligible Borrower's vested interest in his Accounts or

$50,000 (determined by aggregating loans from all qualified defined contribution plans of the Company or Affiliated Company), reduced by the highest aggregate outstanding balance of all plan loans from all defined contribution plans of the Company or any Affiliated Company to such

Eligible Borrower during the twelve-month period ending on the day before the loan is made.

     9.5   Terms of Loan:
           -------------

           (a)  A loan shall be secured by a lien on the Eligible

Borrower's interest in the VIP, to the maximum extent permitted by the relevant provisions of the Code, ERISA, and any regulations or other guidance issued thereunder.

           (b)  The interest rate on a loan shall be established on the date that the loan is approved by a Committee representative and shall be equal to 1% above the prime commercial rate charged by the Trustee, which rate shall be adjusted quarterly.

           (c)  Subject to Paragraph 9.6, the principal amount and interest on a loan shall be repaid no less frequently than quarterly by level payroll deductions during each Payroll Period in which the loan is outstanding.  Effective July 1, 1994, unless the loan is used within a reasonable time for the purpose of acquiring the principal residence of the

Eligible

Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 60 months from the date of the first Payroll Period practicable coincident with or next following the distribution of the loan from the VIP.  Effective July 1, 1994, if the loan is to be used within a reasonable time for the purpose of acquiring the principal residence of the

Eligible Borrower, the Eligible Borrower may elect a repayment term of any number of months from 12 to 300 months from the date of the first Payroll

Period practicable coincident with or next following the distribution of the loan from the VIP.

           (d)  Each loan shall be evidenced by a promissory note,

evidencing the Eligible Borrower's obligation to repay the borrowed amount to the VIP, in such form and with such provisions consistent with this

Article IX as is acceptable to the Trustee.  All promissory notes shall be deposited with the Trustee.

           (e)  Under the terms of the loan agreement, a Committee

representative may determine a loan to be in default, and may take such actions upon default, in accordance with Paragraph 9.7.

           (f)  If an Eligible Borrower is transferred from employment with an Employer to employment with an Affiliated Company or another entity affiliated with the Employer as the Committee in its discretion may determine, he shall not be treated as having terminated employment and the

Committee shall make arrangements for the loan to be repaid in accordance with the loan agreement.  For this purpose, the Committee may, but is not required to, authorize the transfer of the loan to a qualified plan maintained by such Affiliated Company.  In the absence of such arrangements, the loan shall be deemed to be in default.

     9.6   Distribution and Repayment of Loan:
           ----------------------------------

           (a)  The loan proceeds shall be transferred to the Eligible

Borrower's Loan Subaccount by the Trustee and shall be derived from the

Eligible Borrower's interest in the Funds on a pro rata basis.  Amounts transferred to such Subaccount shall reflect the value of the Eligible

Borrower's interest as of the Valuation Date on which such transfer shall occur.

The loan proceeds shall be distributed from the Loan Subaccount to the

Eligible Borrower on the same day as they are received by the Loan

Subaccount.

           (b)  Repayments of VIP loans shall be made to the Eligible

Borrower's Loan Subaccount.  Such repayments shall be immediately transferred from the Loan Subaccount and credited to the Eligible

Borrower's Accounts and invested in the Funds in the same proportions as his current contributions are invested, as soon as practicable after they are received by the Loan Subaccount.  After a loan has been outstanding for six consecutive months, Eligible Borrowers may prepay the entire amount due under the loan at any time without penalty.  Notwithstanding the foregoing,

a loan may provide that no payments will be made for the duration of a calendar year in which an Eligible Borrower is on leave without pay;

provided that if an Eligible Borrower commences such a leave during the last quarter of a year, the loan may provide that payments need not recommence until the end of the calendar year after the year in which the leave occurs.

     9.7   Events of Default and Action Upon Default:
           -----------------------------------------

           (a)  In the event that an Eligible Borrower does not repay the principal and accrued interest with respect to a VIP loan at such times as are required by the terms of the loan, such loan shall be in default and the unpaid balance of the loan, together with interest thereon shall become due and payable.  Further, upon an Eligible Borrower's termination of employment (including by reason of retirement, disability, death or the sale of the business at which such individual is employed, whether or not the sale is a distributable event under Code Section 401(k) and the regulations thereunder), such loan shall be in default.  Notwithstanding the foregoing, an Employee's transfer of employment to Showtime Networks

Inc. or PVI Transmission Inc. or any of its related subsidiaries (whether or not such companies are Affiliated Companies) shall not, on its own, be treated as a termination of employment for purposes of determining whether a default has occurred.  If, before a loan is repaid in full, a distribution is required to be made from the VIP to an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d) of ERISA) and the amount of such distribution exceeds the value of the Eligible Borrower's interest in the VIP less the amount of such outstanding loan, plus accrued interest, if any, the unpaid balance thereon, shall become immediately due and payable.  The Trustee shall satisfy the indebtedness to the VIP before making any payments to the Eligible Borrower or any alternate payee.  In addition to the foregoing, the loan agreement may include such other events of default as the Committee shall determine are necessary or desirable.

           (b)  Upon the default of any Eligible Borrower, the Committee or its designate in its discretion, may direct the Trustee to take such action as the Committee or its designate may reasonably determine in order to preclude the loss of principal and interest, including:

                (i)  demand repayment of the outstanding amount on the loan

(including principal and accrued interest); or, if the loan is not repaid

                (ii) cause a foreclosure of the loan to occur by

distributing the promissory note to the Eligible Borrower or otherwise reducing the Eligible Borrower's Account by the value of the loan.  For these purposes, such loan shall be deemed to have a fair market value equal to its face value (including accrued but unpaid interest) reduced by any payments made thereon by the Eligible Borrower.  In the event of any default, the Eligible Borrower's prior request for a loan shall be treated as the Eligible Borrower's consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan.  The loan agreement shall include such provisions as are necessary to reflect such consent.  In all events, however, to the extent a loan is secured by Salary Reduction Contributions, no foreclosure on the

Eligible Borrower's loan shall be made until the earliest time Salary

Reduction Contributions may be distributed without violating any provisions of Code Section 401(k) and the regulations issued thereunder.

                            ARTICLE X
                            ---------

              VESTING AND TERMINATION OF EMPLOYMENT
              -------------------------------------





     10.1  Matched, Unmatched, Qualified Nonelective and Rollover
           ------------------------------------------------------

Contributions:  A Participant shall be fully vested at all times in the
- -------------

portion of his Account attributable to Matched Contributions, Unmatched

Contributions, Qualified Nonelective Contributions, and Rollover

Contributions.

     10.2  Matching Employer Contributions:
           -------------------------------

           (a)  Each Employee who as of July 31, 1988 had completed the eligibility requirements in effect under the VIP as of July 31, 1988,

regardless of whether such an Employee had elected to participate shall be fully vested in Matching Employer Contributions as they are made.

           (b)  Each Employee who was first employed prior to August 1,

1987, and as of July 31, 1988 had not completed the eligibility requirements in effect under the VIP as of July 31, 1988, and each

Participant hired on or after August 1, 1987, shall become fully vested in

Matching Employer Contributions upon the earlier of the completion of one

Year of Benefit Service or five Years of Vesting Service.

           (c)  Notwithstanding the foregoing, a Participant shall become fully vested in Matching Employer Contributions if such Participant attains age 65 or incurs a Disability while actively employed or terminates employment due to normal, early, or postponed retirement (determined under the terms of any tax-qualified defined benefit plan maintained by the

Employer), death, or Disability.

     10.3  Forfeitures:
           -----------

           (a)  Termination of Employment and Distribution Made. If a
                -----------------------------------------------

Participant terminates employment prior to the date on which he is fully vested in his Account and receives a distribution of such Account, the non-vested portion of his Account shall be forfeited and used as soon as practicable after any Accounting Period (but not later than the last day of the Plan Year in which the forfeiture occurs) to reduce future Matching

Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

           (b)  Restoration of Account Balance.  If an amount of a
                ------------------------------

Participant's Account has been forfeited in accordance with Paragraph (a)

above, that amount shall be subsequently restored to his Account provided

(i) he is reemployed by an Employer before he has a period of five consecutive one-year Breaks in Service, and (ii) he repays to the VIP within five (5) years of his reemployment a cash lump sum payment equal to the full amount distributed to him from the VIP on account of his termination of employment.  Any amounts to be restored by an Employer to a

Participant's Account shall be taken first from any forfeitures which have not as yet been applied against Matching Employer Contributions or administrative expenses and if any amounts remain to be restored, the

Employer shall make a special contribution equal to those amounts.

           (c)  Termination of Employment and No Distribution Made.  If (i)
                --------------------------------------------------

a Participant terminates employment prior to the date on which he is fully vested in his Accounts, (ii) the total value of his vested interest in his

Accounts in this Plan, when taken in
conjunction with the value of his vested interest in the Savings and

Investment Plan for Employees of PVI Transmission Inc. and Its

Subsidiaries, exceeds $3,500, (iii) he does not consent to receive a distribution of such Accounts, and (iv) he is not reemployed by an Employer before the end of five consecutive one-year Breaks in Service, the non-vested portion of his Accounts shall be forfeited as of the close of the fifth one year Break in Service and used, not later than as of the last day of the Plan Year in which the forfeiture occurs, to reduce future

Matching Employer Contributions, to defray administrative expenses of the

VIP, and to restore Participants' Accounts in accordance with Paragraph

10.3(b).

     (d)   Lost Participants or Beneficiaries.  If a Participant or
           ----------------------------------

Beneficiary cannot be located by reasonable efforts of the Committee within a reasonable period of time after the latest date such benefits are otherwise payable under the VIP, the amount in such Participant's Accounts shall be forfeited and used, not later than as of the last day of the Plan

Year in which the forfeiture occurs, to reduce future Matching Employer

Contributions, to defray administrative expenses of the VIP, and to restore

Participants' Accounts in accordance with Paragraph 10.3(b).  Such forfeited amount shall be restored (without earnings) if, at any time, the

Participant or Beneficiary who was entitled to receive such benefit when it first became payable shall, after furnishing proof of their identity and right to make such claim to the Committee, file a written request for such benefit with the Committee.

                           ARTICLE XI
                           ----------

           PAYMENT OF BENEFITS OTHER THAN WITHDRAWALS
           ------------------------------------------





     11.1  Forms of Payment:  Upon a Participant's termination of
           ----------------

employment for any reason or Disability, he (or, in the event of his death,

his Beneficiary) shall be entitled to receive a distribution of his vested interest in his Accounts in accordance with the provisions of this Article

XI.  Subject to Paragraphs 11.3, 11.4, 11.7, and, in the case of distributions on account of Disability, 11.8, any Participant may, not more than ninety days before the date an amount is to be paid from the VIP, file with the Committee an election to have his benefit paid to him (or, in the event of his death, to his Beneficiary) in accordance with the options described in sections (a)-(c) of this Paragraph 11.1:

           (a)  In such manner of monthly installments, not in excess of

240, or such number of annual installments, not in excess of twenty, as such Participant shall so elect, and, in the event of his death prior to the receipt of all such installments, the balance of such installments to his Beneficiary; provided however, that payments shall not extend over a period exceeding the period over which payments may be made pursuant to

Section 401(a)(9) of the Code and the regulations and other guidance thereunder; and provided, further, that the Beneficiary may elect, as soon as practicable after the Participant's death, to have the balance of the

Participant's benefit paid to the Beneficiary in a single payment.

           (b)  In a single payment.

     Notwithstanding the foregoing, upon the death of a Participant who has not designated a form of payment for his Beneficiary, payment shall be made to his Beneficiary in the form of a single sum cash payment.

     11.2  Modification or Revocation of Form of Payment Election:  Any
           ------------------------------------------------------

Participant may also, not more than ninety days before an amount is to be paid from the VIP, modify or revoke any form of payment specified in

Paragraph 11.1 theretofore made by him.

     11.3  Stock Election:  If the total value of a Former Participant's
           --------------

Accounts in this Plan, when taken in conjunction with the value of his vested interest in the Savings and Investment Plan for Employees of PVI

Transmission Inc. and Its Subsidiaries, determined as of the Valuation Date coincident with or immediately following the date his employment terminates exceeds $3,500, such a Former Participant may, not less than thirty days before the date his entire interest in the VIP is to be paid or commence to be paid, or such other date that the Committee approves, file with the

Committee an election to have that portion of his benefit consisting of the value of the Stock and cash credited to his Account and invested in the

Viacom Stock Fund paid to him (or, in the event of his death, to his

Beneficiary), to the extent possible, in shares of Stock (in lieu of cash).

Any such Participant may also, not less than thirty days before the date his entire interest in the VIP is to be paid or commence to be paid, revoke any such election theretofore made by him.

     11.4  Consent Requirements:  If the value of a Former
           --------------------

Participant's Accounts in this Plan, when taken in conjunction with the value of his vested interest in the Savings and Investment Plan for

Employees of PVI Transmission Inc. and Its Subsidiaries, determined as of the Valuation Date coincident with or immediately following the date his employment terminates does not exceed $3,500, such amount shall be paid to him (or, in the event of his death, to his Beneficiary) in a single cash payment as soon as practicable thereafter.  If the value of such a Former

Participant's Accounts in this Plan, when taken in conjunction with the value of his vested interest in the Savings and Investment  Plan for

Employees of PVI Transmission Inc. and Its Subsidiaries, determined as of the Valuation Date coincident with or immediately following the date his employment terminates is greater than $3,500, payment of the value of such a Participant's Accounts, determined in accordance with Paragraph 11.5,

shall be made in the form of payment elected by the Participant as soon as practicable after the earliest of: (a) the Participant's attainment of age sixty-five (65) if he terminates employment before attaining age sixty-five

(65); (b) the Participant's death; (c) the date as of which the recipient consents to a distribution (which distribution may not be scheduled to commence later than ninety days after such Participant elects to receive the distribution); or (d) the date required by Paragraph 11.7.

Notwithstanding anything herein to the contrary, in no event may a Former

Participant elect to receive a payment of his Accounts in any form of payment other than those specified in Paragraph 11.1.  All distributions under this Article XI shall be made by the Trustee only after the Trustee receives approval for such distribution from the Committee or its designee.

The Participant must submit to the Committee such election and distribution forms as required by the Committee.  The Committee shall review such forms and, upon approval of the distribution request, forward payment instructions to the Trustee as soon as practicable thereafter.

      11.5 Valuation and Payment Procedures for Lump Sum Payments:
           ------------------------------------------------------

           (a)  No Stock Election in Effect:  If a Former Participant shall
                ---------------------------

have elected
to receive payment in the form of a single sum cash payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum cash payment, the Former Participant's Accounts shall be valued as of the Valuation Date proper payment instructions are received by the

Trustee and such amount shall be paid to the Former Participant or

Beneficiary in cash as soon as practicable thereafter.  To the extent amounts in such Former Participant's Account are credited to the Viacom

Stock Fund on such Former Participant's behalf, the shares of Stock held in such Fund and credited to such Former Participant's Account shall be sold as soon as practicable after the applicable Valuation Date and the proceeds of such sale shall be distributed as a part of such single sum distribution.

           (b)  Stock Election in Effect:  If a Former Participant shall
                ------------------------

have elected to receive payment in the form of a single sum payment, or if payments are to be made to a Former Participant's Beneficiary in the form of a single sum payment, and such Former Participant shall have made a

Stock election in accordance with Paragraph 11.3, the Former Participant's

Accounts shall be valued as of the Valuation Date proper payment instructions are received by the Trustee.  To the extent amounts in such

Former Participant's Accounts are credited to the Viacom Stock Fund on such

Former Participant's behalf, such Former Participant, or his Beneficiary,

shall receive a distribution as soon as practicable after the applicable

Valuation Date of the entire number of whole shares of Stock in his

Accounts credited to the Viacom Stock Fund, plus cash for any remaining amounts credited to the Viacom Stock Fund on behalf of such Former

Participant as of the applicable Valuation Date.  The remainder of the

Former Participant's Accounts shall be distributed to the Former

Participant or Beneficiary in a single cash sum as soon as practicable after the applicable Valuation Date.

      11.6 Valuation and Payment Procedures for Installment Payments:  If a
           ---------------------------------------------------------

Former Participant shall have elected to receive payment in the form of installment payments, the Former Participant's Accounts shall be valued as of the Valuation Date proper payment
instructions are received by the Trustee.  Such Accounts shall continue to be valued as of the Valuation Date on which each subsequent installment payment is to be made.  Such Accounts shall continue to be so valued to and including the Valuation Date as of which such Former Participant's benefit shall have been paid in full if installment payments continue or to and including the Valuation Date coincident with the date the Trustee is notified of such Former Participant's death if such Participant's

Beneficiary elects to have the remaining installments paid in a single payment, as the case may be.  Notwithstanding anything herein to the contrary, the amount distributed for each installment shall be paid proportionately from the specific investment Funds in which the Former

Participant's Accounts are invested.

           (a)  No Stock Election in Effect:  If a Stock election of such
                ---------------------------

Former Participant shall not be in effect:

                (i)  Such Former Participant's interest in the Funds,

including the value of the Stock and cash then credited to the Viacom Stock

Fund on such Former Participant's behalf shall be determined as of the applicable Valuation Date.

                (ii) An installment payment shall be paid to such Former

Participant or his Beneficiary, as the case may be, in an amount equal to that fraction of the respective amounts determined pursuant to the provisions of Subsection (i) of this Subparagraph, the numerator of which shall be one and the denominator of which shall be the total number of installments remaining to be paid in the form of payment to such Former

Participant or Beneficiary.

              (iii)  If such Former Participant shall die prior to the

payment of his benefit in full and a single sum cash distribution is to be made to such Former Participant's Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(a), determined as of the Valuation

Date proper payment instructions are received by the Trustee.

           (b)  Stock Election in Effect:  If a Stock election of such
                ------------------------

Former Participant shall be in effect:

                (i)    The calculation of the amount of the installment

payments shall be made in accordance with the provisions of the preceding subparagraph (a), provided that such Former Participant or his Beneficiary,

as the case may be, shall receive as a part of each installment payment the number of whole shares of Stock, equal to the product of the fraction determined pursuant to the provisions of Subsection (ii) of the preceding

Subparagraph (a) multiplied by the number of shares of Stock credited to the Viacom Stock Fund in the Account of such Former Participant as of the applicable Valuation Date.

                (ii)    If such Former Participant shall die prior to the

payment of his benefit in full and a single sum distribution is to be made to such Former Participant's Beneficiary, such distribution shall be made in accordance with Paragraph 11.5(b), determined as of the Valuation Date proper payment instructions are received by the Trustee.

      11.7 Time of Payment and Minimum Distribution Requirements:
           -----------------------------------------------------

Unless the Participant elects otherwise, the payment of the value of a

Participant's vested Accounts under the VIP shall be payable not later than the sixtieth day after the latest of the close of the Plan Year in which he:

           (a)  attains age 65,

           (b)  completes 10 years of participation under the VIP, or

           (c)  incurs a termination of employment.

           Notwithstanding the foregoing, effective January 1, 1989, the benefits of each Participant shall be distributed or shall commence to be distributed, in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, not later than the April 1 following the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), regardless of whether his employment with the Company is terminated as of such date, provided, however, if a Participant is not a five percent (5%) owner (as defined in Section 416(i)(1)(B) of the Code)

and shall have attained age seventy and one-half (70 1/2) before January 1,

1988, the benefits of any such Participant shall be distributed or shall commence to
be distributed not later than the April 1 following the calendar year in which he terminates employment.  Any such minimum distributions shall be calculated in accordance with Code Section 401(a)(9) and the regulations and other guidance issued thereunder, and in the form of annual payments over the life expectancy of the Participant which life expectancy will not be recalculated.

      Notwithstanding anything in this Article XI to the contrary, the payment of any benefit hereunder, in accordance with Section 401(a)(9) of the Code, generally shall be paid or commence to be paid not later than one year after the date of the Participant's death (or such later date as allowed by regulations issued by the Internal Revenue Service), or in the case of payments to a Participant's spouse, the date on which the

Participant would have attained age seventy and one-half (70 1/2), if later.

Further, such payments shall be distributed within a five year period following the Participant's death unless payable over the life of the

Beneficiary or a period not extending beyond the life expectancy of such

Beneficiary.

      11.8 Direct Rollover Distributions:
           -----------------------------

           (a)  Effective for distributions made on or after January 1,

1993, at the written request of a Participant, a surviving spouse of a

Participant, or a spouse or former spouse of a Participant that is an alternate payee under a qualified domestic relations order as defined in

Section 414(p) of the Code, (referred to as the "distributee") and upon receipt of the written direction of the Committee or its designee, the

Trustee shall effectuate a direct rollover distribution of the amount requested by the distributee, in accordance with Section 401(a)(31) of the

Code, to an eligible retirement plan (as defined in Section 402(c)(8)(B) of the Code).  Such amount may constitute all or any whole percent of any distribution from the VIP otherwise to be made to the distributee, provided that such distribution constitutes an "eligible rollover distribution" as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder.  All direct rollover distributions shall be made in accordance with the following Subparagraphs 11.8(b) through

11.8(h).

      (b)  A distributee may elect to have a direct rollover distribution apportioned among no more than two eligible retirement plans.

      (c)  Direct rollover distributions shall be made, in accordance with such forms and procedures as may be established by the Committee or its designee and to the extent any such distribution is to be made in shares of

Stock otherwise distributable under the VIP to the distributee, such shares shall be registered in a manner necessary to effectuate a direct rollover under Section 401(a)(31) of the Code.

      (d)  No amounts of After-Tax Contributions may be distributed to an eligible retirement plan through a direct rollover distribution.

      (e)  No direct rollover distribution shall be made unless the distributee furnishes the Committee or its designee with such information as the Committee or its designee shall require and deems to be sufficient.

      (f)  A distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a direct rollover distribution and the remainder paid to the distributee, provided that such division of payments shall be permitted only if the amount of the direct rollover distribution is at least equal to $500.

      (g)  No direct rollover distributions shall be permitted unless the amount of the distribution exceeds $200.

      (h)  Direct rollover distributions shall be treated as all other distributions under the VIP and shall not be treated as a direct trustee-

to-trustee transfer of assets and liabilities.

      11.9 Distributions on Sales of Businesses:  For the sole purpose
           ------------------------------------

of determining a Participant's entitlement to a distribution under this

Plan, a termination of employment shall not be deemed to have occurred upon a business disposition by the Company or an Affiliated Company of a trade or business (including one or more television, radio, or cable stations or facilities) or the sale by the Company or an Affiliated Company of its interest in a subsidiary, with respect to a Participant who is employed by such trade or business or subsidiary and who continues in the employ of (i) the employer which acquires the assets of such trade or business or acquires the interest of such subsidiary or (ii)

any other entity related to such employer.

                           ARTICLE XII
                           -----------

                         ADMINISTRATION
                         --------------







      12.1 Appointment of Committee:  The Committee is the named fiduciary
           ------------------------

under the VIP and the Committee shall share responsibility with other fiduciaries for the administration of the VIP and the Committee members shall be appointed from time to time by the Board and shall serve at the pleasure of the Board.  Any member of the Committee may at any time resign by giving written notice of such resignation to the Committee, the Board and the Trustee.  The Board may at any time remove one or more members of the Committee by giving written notice of such removal to the Committee and to each member so removed and to the Trustee.  In the event of the resignation, removal or death of any member of the Committee, the successor of such member may receive compensation for his services as such if such successor is not a Participant in the VIP.

      12.2 Meetings:  The Committee shall hold meetings upon such notice,
           --------

and at such place or places, and at such intervals as it may from time to time determine.

      12.3 Quorum:  A majority of the members of the Committee at any
           ------

time in office shall constitute a quorum for the transaction of business.

All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting of the Committee; or without a meeting, by instrument in writing signed by a majority of members of the

Committee.

      12.4 Expenses:  All expenses that shall arise in connection with
           --------

the administration of the VIP, including but not limited to the compensation of the Trustee, the compensation of Committee members,

administrative expenses, other expenses associated with the purchase and sale of Stock in the Viacom Stock Fund, other proper charges and disbursements of the Trustee, and compensation and other expenses and charges of any enrolled actuary, accountant, counsel, specialist or other person who shall be employed by the Committee in connection with the administration of the VIP will be paid from forfeitures pursuant to Paragraphs 10.3 and 15.2(e) and to the extent expenses remain they shall be paid proportionately by each Employer.  Brokerage fees,

transfer taxes and other expenses attending the investment or reinvestment of VIP assets (including investment management fees) allocated to the Funds

(other than the Viacom Stock Fund) shall be paid out of the respective

Funds.

      12.5 Powers and Duties:  In addition to any implied powers and
           -----------------

duties which may be needed to carry out the provisions of the VIP, the

Committee shall have the following specific powers and duties:

           (a)  To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the VIP;

           (b)  To interpret the VIP and to decide any and all matters arising hereunder in its sole discretion; including the right to determine eligibility for participation and benefits and to remedy possible ambiguities, inconsistencies or omissions.  All such interpretations and decisions shall be final and binding on all affected individuals;

           (c)  To compute the distributable amount payable to any

Participant and/or Beneficiary in accordance with the provisions of the

VIP;

           (d)  To authorize disbursements from each of the Funds.  Any instructions of the Committee to the Trustee shall be evidenced in writing and signed by a member of the Committee or its representative;

           (e)  To delegate certain of its powers, duties and

responsibilities with respect to the administration of the VIP to another fiduciary appointed by it with specific responsibilities with respect to the VIP or to any other person who exercises authority or has responsibility of a fiduciary nature under the VIP as described in Title I,

Part 4, of ERISA.

      12.6 Benefit Claims Procedures:  In the event of denial of a
           -------------------------

claim to a Participant or Beneficiary as to the amount of any distribution and/or the method of payment under the

VIP, such Participant or Beneficiary will be given notice in writing of such denial setting forth the reason for the denial.  The Participant or

Beneficiary may, within sixty days after receiving the notice, request a review of such denial by filing notice in writing with the Committee.  The

Committee may request a meeting to clarify any matters it deems appropriate.  All interpretations, determinations and decisions in respect of any matter hereunder will be made by the Committee and shall be final,

conclusive and binding upon the Employers, Participants and Beneficiaries and all other persons claiming any interest in the VIP.  The Committee shall issue its decision within 60 days after receipt of the request for review unless special circumstances (such as, but not limited to, the need to hold a hearing) require an extension of time, in which case a decision will be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

      12.7 Liability of Committee Members:  Each member of the
           ------------------------------

Committee shall be liable for any act of omission or commission as such only to the extent required by ERISA.

      12.8 Reliance on Reports and Certificates:  The Committee will be
           ------------------------------------

entitled to rely conclusively upon all tables, valuations, certificates,

opinions and reports furnished by any Trustee, accountant, controller,

counsel or other person who is employed or engaged for such purposes.

      12.9 Member's Own Participation:  No member of the Committee may
           --------------------------

act, vote or otherwise influence a decision of the Committee specifically relating to his own participation under the VIP.

      12.10     Fiduciary Indemnification.  Notwithstanding any other
                -------------------------

provision of this VIP, the Board may, to the extent permitted by law,

provide for indemnification by the Company of any fiduciary for any liability incurred in his capacity as such fiduciary.

                          ARTICLE XIII
                          ------------

                    AMENDMENT AND TERMINATION
                    -------------------------





      13.1 Right to Amend or Terminate:  The Company hopes and expects
           ---------------------------

to continue the VIP indefinitely, but nevertheless reserves the right to amend or modify the VIP.  Each Employer reserves the right, by action of its board of directors, to terminate the VIP with respect to their

Participants herein.  No amendment will be effective unless the VIP as so amended is for the exclusive benefit of the Participants and their

Beneficiaries, and no amendment will deprive any Participant of any benefit theretofore vested in him (including the timing and form of any optional benefit); provided, however, that any and all amendments may be made which are necessary to qualify or maintain the qualification of the VIP under the

Code.  If any amendment changes the vesting provisions of Article X, any

Participant with at least three Years of Vesting Service (or, with respect to Participants who do not complete one Hour of Service on or after January

1, 1989, five Years of Vesting Service) may elect, by filing a written request with the Committee within sixty days after he has received notice of such amendment, to have his vested interest computed under the provisions of Article X as in effect immediately prior to such amendment.

Any amendment of the VIP shall be made by:

           (a)  the adoption of a resolution by the Board of amending the

VIP, or

           (b)  the adoption of a resolution by the Committee amending the

VIP.

      13.2 Distribution of Funds Upon Termination of the VIP:  In the
           -------------------------------------------------

event of, and upon, an Employer's termination of the VIP or permanent discontinuance of contributions other than by reason of being merged into,

or consolidated with, another Employer, whether or not the Trust shall also terminate concurrently therewith, the Trustee shall, as of and as promptly as shall be practicable after the Valuation Date next succeeding whichever shall occur first of (i) such Participant ceasing to be an Employee of an

Employer or another Affiliated Company and (ii) the earliest date allowed by the Internal Revenue Service for distribution of benefits following the termination of the VIP, pay or distribute to such

Participant (or his Beneficiary) in the manner provided in Article XI hereof the benefits to which he is (or they are) entitled.

                           ARTICLE XIV
                           -----------

                       GENERAL PROVISIONS
                       ------------------





      14.1 Employment Relationships:  Nothing contained herein will be
           ------------------------

deemed to give any Employee the right to be retained in the service of an

Employer or to interfere with the rights of an Employer to discharge any

Employee at any time.

      14.2 Non-Alienation of Benefits:  Subject to Paragraph 14.3, and
           --------------------------

subject to and in accordance with applicable law, no benefit payable under the VIP will be subject in any manner to anticipation, assignment,

attachment, garnishment, or pledge, and any attempt to anticipate, assign,

attach, garnish or pledge the same will be void, and no such benefits will be in any manner liable for or subject to the debts, liabilities,

engagements, or torts of any Participant.

      14.3 Qualified Domestic Relations Order:  Notwithstanding any other
           ----------------------------------

provisions of the VIP, in the event that a qualified domestic relations order (as defined in Section 414(p) of the Code and Section 206(d)(3) of

ERISA) is received by the Committee, benefits shall be payable in accordance with such order and with Section 414(p) of the Code and Section

206(d)(3) of ERISA.  The amount payable to the Participant and to any other person other than the payee entitled to benefits under the order, shall be adjusted accordingly.  Benefits payable under a qualified domestic relations order may be paid prior to the "earliest retirement age" as such term is defined in the Code and ERISA.  The Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

14.4  Exclusive Benefit of Employees:  No part of the corpus or income
      ------------------------------

of the Funds will be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries.

      14.5 Merger, Consolidation or Transfer of Assets or Liabilities:
           ----------------------------------------------------------

There will be no
merger or consolidation with, or transfer of any assets or liabilities to any other plan, unless each Participant will be entitled to receive a benefit immediately after such merger, consolidation, or transfer as if this VIP were then terminated which is equal to the benefit he would have been entitled to immediately before such merger, consolidation, or transfer as if this VIP had been terminated.

      14.6 Appointments of Trustee:  The Trustee as a fiduciary under the
           -----------------------

VIP is appointed by the Board, with such powers as to investment,

reinvestment, control and disbursement of the Fund as are set forth in the

Trust Agreement, as modified from time to time.  The Board may remove the

Trustee at any time on the notice required by the terms of such Trust

Agreement, and upon such removal or upon the resignation of any such

Trustee the Board will designate a successor Trustee.

      14.7 Discretion of the Board of Directors and the Committee:  All
           ------------------------------------------------------

consents of the board of directors of each of the Employers and all consents of the Committee herein provided for may be granted or withheld in the sole and absolute discretion of said board of directors or of the

Committee, as the case may be, and, if granted, may be granted on such terms and conditions as said board of directors or the Committee, as the case may be, in its sole and absolute discretion shall determine.  All determinations hereunder made by the board of directors of any of the

Employers and all such determinations made by the Committee shall likewise be made in the sole and absolute discretion of said board of directors or the Committee, as the case may be.  Neither the board of directors of any of the Employers nor the Committee, in granting or withholding such consents, or in making such determinations, or in taking any other actions in connection with the administration of the VIP and the Trust, shall discriminate in favor of Highly Compensated Participants.

      14.8 Voting Viacom Inc. Common Stock:  A Participant may vote at
           -------------------------------

each annual meeting and at each special meeting of the Company the shares of Stock of the Company at the time represented in his Accounts and attributable to Matching Employer Contributions and earnings thereon.  The

Company shall provide the Trustee, on a timely basis, with all materials necessary to permit the Trustee to solicit participants' voting instructions and to vote shares.  The Trustee shall cause to be provided to each Participant a copy of the proxy solicitation material for each such meeting together with a request for the Participant's confidential instructions as to how such shares are to be voted at such meeting.  Upon receipt of such instructions, the Trustee shall vote all such shares as instructed.  The Trustee shall vote shares for which it has not received voting instructions in proportion to those shares for which it receives instructions.

      14.9 Payments to Minors and Incompetents:  If a Participant or
           -----------------------------------

Beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such persons as the Committee might designate or to the duly appointed guardian.

      14.10 Employee's Records:  Each of the Employers and the Plan
            ------------------

Administrator shall respectively keep such records, and each of the

Employers and the Plan Administrator shall each reasonably give notice to the other of such information, as shall be proper, necessary or desirable to effectuate the purposes of the VIP and the Trust Agreement, including,

without in any manner limiting the foregoing, records and information with respect to the employment date, date of participation in the VIP and

Compensation of Employees, elections by Participants and their

Beneficiaries and consents granted and determinations made under VIP and the Trust Agreement.  Neither any of the Employers nor the Plan

Administrator shall be required to duplicate any records kept by the other.

Each Participant shall cooperate with the Plan Administrator to administer the VIP in the manner herein and in the Trust Agreement provided.

      14.11 Titles and Headings:  The titles to sections and headings
            -------------------

or paragraphs of this VIP are for convenience of reference and, in case of any conflict, the text of the VIP, rather than such titles and headings,

shall control.

      14.12 Use of Masculine and Feminine; Singular and Plural:  Wherever
            --------------------------------------------------

used herein, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

      14.13 Governing Law:  To the extent that New York law has not been
            -------------

preempted by the provisions of ERISA, the provisions of the VIP will be construed in accordance with the laws of the State of New York.

                           ARTICLE XV
                           ----------

        NONDISCRIMINATION AND ANNUAL ADDITION LIMITATIONS
        -------------------------------------------------





      15.1  Limitation on Salary Reduction Contributions:
            --------------------------------------------

            (a) Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 1987, in no event shall the Salary Reduction Contributions made on behalf of Highly Compensated

Participants with respect to any Plan Year result in an Actual Deferral

Percentage for such group of Highly Compensated Participants which exceeds the greater of:

                (i)  an amount equal to 125% of the Actual Deferral

Percentage for all Participants other than Highly Compensated Participants;

or

                (ii) an amount equal to the sum of the Actual Deferral

Percentage for all Participants other than Highly Compensated Participants and 2%, provided that such amount does not exceed 200% of the Actual

Deferral Percentage for all Participants other than Highly Compensated

Participants.

            (b) The Committee shall be authorized to implement rules

authorizing or requiring reductions in the Salary Reduction Contributions that may be made on behalf of Highly Compensated Participants during the

Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph 15.1(a) are satisfied.

            (c) In addition to the reductions set forth in Subparagraph

(b), if the limitations under Paragraph 15.1(a) are exceeded in any Plan

Year, the Committee may, in accordance with regulations issued under Code

Section 401(k)(3), authorize or require the recharacterization of Excess

Salary Reduction Contributions as After-Tax Contributions so that the limitations in that Plan Year are not exceeded.

            (d) To the extent such Salary Reduction Contributions exceeding the limitations under Paragraph 15.1(a) are not recharacterized, an

Employer may, in the
discretion of the Board of Directors, make Qualified Nonelective

Contributions to the Accounts of Participants who are not Highly

Compensated Participants.

            (e) To the extent the limitations under Paragraph 15.1(a)

continue to be exceeded following such recharacterization or making of

Qualified Nonelective Contributions, if any, the Excess Salary Reduction

Contributions made on behalf of Highly Compensated Participants with respect to a Plan Year and income allocable thereto shall then be distributed to such Highly Compensated Participants as soon as practicable after the end of such Plan Year, but no later than twelve months after the close of such Plan Year.  The amount of income allocable to Excess Salary

Reduction Contributions shall be determined in accordance with the provisions of Article VI.  The amount of Excess Salary Reduction

Contributions distributed to any Participant under this Subparagraph for any Plan Year shall be reduced by any excess deferrals previously distributed to such Participant pursuant to Paragraph 15.1(g), if any for such Plan Year.

            (f) The Committee may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d) and (e) to assure that the limitations of Paragraph 15.1(a) are satisfied.

            (g) Notwithstanding the limitations of Paragraph 15.1(a),

effective for calendar years beginning on and after January 1, 1987, in no event may the amount of Salary Reduction Contributions to the VIP, in addition to all such salary reduction contributions under all other cash or deferred arrangements (as defined in Code Section 401(k)) maintained by the

Company or an Affiliated Company in which a Participant participates,

exceed $7,000 (adjusted for increases in the cost-of-living under Code

Section 402(g)) in any calendar year.  If such salary reduction amounts exceed $7,000 (as adjusted), all such amounts in excess of $7,000 (as adjusted) and any income or losses allocable to such excess amounts shall be distributed to the Participant no later than the April 15 following the calendar year in which the excess occurred.  If a Participant participates in another cash or deferred arrangement in any calendar year which is not maintained by the Company or an Affiliated Company, and his total Salary

Reduction Contributions under the VIP and such other plan exceed $7,000 (as adjusted) in a calendar year, he may request to receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000 (as adjusted)) that is attributable to Salary Reduction Contributions in the

VIP together with earnings thereon, notwithstanding any limitations on distributions contained in the VIP.  Such distribution shall be made by the

April 15 following the Plan Year of the Salary Reduction Contribution provided that the Participant notifies the Committee of the amount of the excess deferral that is attributable to a Salary Reduction Contribution to the VIP and requests such a distribution.  The Participant's notice must be received by the Committee no later than the March 1 following the Plan Year of the excess deferral.  In the absence of such notice, the amount of such excess deferral attributable to Salary Reduction Contributions to the VIP shall be subject to all limitations on withdrawals and distributions in the

VIP.  The amount of excess deferrals that may be distributed under this

Subparagraph (g) with respect to any Participant for any Plan Year shall be reduced by the amount of any Excess Salary Reduction Contributions previously distributed pursuant to Paragraph 15.1(e), if any, for such Plan

Year.

      15.2  Maximum Contribution Percentage:
            -------------------------------

            (a) Notwithstanding anything herein to the contrary, effective for Plan Years beginning on and after January 1, 1987, in no event may

Matching Employer Contributions and After-Tax Contributions (including

Salary Reduction Contributions which are recharacterized pursuant to

Paragraph 15.1(c), if any) made on behalf of all Highly Compensated

Participants with respect to any Plan Year result in a Contribution

Percentage for such group of Employees which exceeds the greater of (1) or

(2) below, where:

                (1)  is an amount equal to 125% of the Contribution

Percentage for all Participants in the VIP other than Highly Compensated

Participants; and

                (2)  is an amount equal to the sum of the Contribution

Percentage for all Participants in the VIP other than Highly Compensated

Participants and 2%, provided that such amount does not exceed 200% of the

Contribution Percentage for all Participants other than Highly Compensated

Participants.

            (b) The Committee shall be authorized to implement rules

authorizing or requiring reductions in the After-Tax Contributions that may be made by Highly Compensated Participants during the Plan Year (prior to any contributions to the Trust) so that the limitations of Paragraph

15.2(a) are satisfied.

            (c) Notwithstanding any reductions pursuant to Subparagraph

(b), if the limitations under Paragraph 15.2(a) are exceeded, an Employer may, in the discretion of the Board of Directors, make additional contributions to the Participant's Accounts of Participants who are not

Highly Compensated Employees, which additional contributions shall either be Qualified Nonelective Contributions or additional Matching Employer

Contributions under Paragraph 5.7 of the VIP.  In addition, in accordance with regulations issued under Section

401(m) of the Code, the Committee may elect to treat amounts attributable to Salary Reduction Contributions as such additional Matching Employer

Contributions solely for the purposes of satisfying the limitations of

Paragraph 15.2(a).

            (d) If the limitations under Paragraph 15.2(a) continue to be exceeded following such Qualified Nonelective Contributions or additional

Matching Employer Contributions, if any, the Excess Aggregate Contributions

made with respect to Highly Compensated Participants with respect to such

Plan Year, and any income attributable thereto, shall be distributed to

Highly Compensated Participants in an amount equal to each such

Participant's After-Tax Contributions (including recharacterized Salary

Reduction Contributions).

            (e) If the limitations under Paragraph 15.2(a) continue to be exceeded following the distributions described in Subparagraph (d), the

Matching Employer Contributions made on behalf of Highly Compensated

Participants which are not vested pursuant to Paragraph 10.2 shall be forfeited to the extent of any remaining Excess Aggregate Contributions made on behalf of Highly Compensated Participants with respect to such Plan

Year, and any income allocable thereto.  Such forfeitures shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

            (f) If the limitations under Paragraph 15.2(a) continue to be exceeded following the distribution of After-Tax Contributions or the allocation of the forfeitures, if any, described above, the remaining

Excess Aggregate Contributions made on behalf of Highly Compensated

Participants with respect to such Plan Year, and any income attributable thereto, shall be distributed to Highly Compensated Participants.

            (g) All Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year, but no later than twelve months after the close of the Plan Year in which they occur. The amount of income allocable to Excess Aggregate Contributions shall be determined in accordance with the regulations issued under Section

401(m) of the Code.  The Committee is authorized to implement rules under which it may utilize any combination of the methods described in the foregoing Subparagraphs (b), (c), (d), (e), and (f) to assure that the limitations of Paragraph 15.2(a) are satisfied.

            (h) Notwithstanding anything to the contrary in Paragraphs 15.1 or 15.2, effective January 1, 1989, Salary Reduction Contributions, After-

Tax Contributions, and Matching Employer Contributions may not be made to this VIP in violation of the rules prohibiting multiple use of the alternative limitation described in Sections 401(k)(3)(A)(ii)(II) and

401(m)(2)(A)(ii) of the Code and the provisions of Treasury Regulation section 1.401(m)-2(b) and any further guidance issued thereunder.  If such multiple use occurs, the Contribution Percentages for all Highly

Compensated Participants (determined after applying the foregoing provisions of Paragraphs 15.1 and 15.2) shall be reduced in accordance with

Treasury Regulation section 1.401(m)-2(c) and any further guidance issued thereunder in order to prevent such multiple use of the alternative limitation.

            (i) Notwithstanding anything in the VIP to the contrary, if the rate of Matching Employer Contributions (determined after application of the corrective mechanisms described in Paragraph 15.1 and the foregoing provisions of Paragraph 15.2) discriminates in favor of Highly Compensated

Participants, the Matching Employer Contribution attributable to any Excess

Salary Reduction Contribution, Excess Aggregate Contributions, or excess deferral (as described in Paragraph 15.1(g)) of each affected Highly

Compensated Participant shall be forfeited so that the rate of Matching

Employer Contributions is nondiscriminatory.  Any such forfeitures shall be made no later than the end of the Plan Year following the Plan Year for which the contribution was made.  Forfeitures, if any, shall be utilized to reduce future Matching Employer Contributions, to defray administrative expenses of the VIP, and to restore Participants' Accounts in accordance with Paragraph 10.3(b).

      15.3  Limitation on Annual Additions:
            ------------------------------

            (a) Basic Limitation.  Subject to the adjustments hereinafter
                ----------------

set forth, the maximum Annual Addition for any Plan Year to a Participant's

Accounts under this VIP shall in no event exceed the lesser of:

                (i)  $30,000 (or, if greater, one-fourth of the defined

benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the calendar year), or

                (ii) 25% of the amount of a Participant's annual Earnings.

            (b) Limitation for Participants in a Combination of Plans.
                -----------------------------------------------------

Notwithstanding the foregoing, in the case of a Participant who participates in this VIP and a qualified defined benefit plan maintained by an Employer, the sum of the defined benefit plan fraction (as defined in

Code Section 415(e)(2)) and the defined contribution plan fraction (as defined in Code Section 415(e)(3)) for any year shall not exceed 1.0.

Notwithstanding the foregoing, as of January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction, in accordance with IRS Notice 87-21, so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Section

415(e)(1) of the Code does not exceed 1.0.

            (c) Aggregation of Plans.  For purposes of this Paragraph, all
                --------------------

qualified defined benefit plans maintained by an Employer shall be treated as a single plan, and all qualified defined contribution plans maintained by an Employer shall be treated as a single plan.

            (d) Definition of Employer.  For purposes of this Paragraph,
                ----------------------

the term "Employer" shall include any Affiliated Company, as defined in

Paragraph 2.4 hereof and as modified by Section 415(h) of the Code.

            (e) Excess Annual Additions Precluded.  Prior to the allocation
                ---------------------------------

of contributions in any Plan Year, the Committee shall determine whether the amount to be allocated would cause the limitations prescribed hereunder to be exceeded with respect to any

Participant.  In the event there would be such an excess, the Annual

Additions to this VIP shall be adjusted by reducing Participant and

Employer contributions in such amounts as are determined by the Committee and in such order elected by the Participant with the consent of the

Committee, but only to the extent necessary to satisfy such limitations.

            (f) Adjustment to Defined Benefit Plan.  Notwithstanding the
                ----------------------------------

provisions of Subparagraphs (a) and (b), in the event that the limitations prescribed under Subparagraph (b) are exceeded with respect to any

Participant who participates in this VIP and a qualified defined benefit plan maintained by an Employer, the Participant's benefits under the defined benefit plan shall be frozen or reduced prior to making any adjustments under this VIP; provided, however, if in a subsequent year the limitations are increased due to cost of living adjustments or any other factor, the freeze on the Participant's benefits shall lapse to the extent that additional benefits may be payable under the increased limitations.

            (g) Disposal of Excess Annual Additions.  In the event that,
                -----------------------------------

notwithstanding Subparagraphs (e) and (f) hereof, the limitations with respect to Annual Additions prescribed hereunder are exceeded with respect to any Participant and such excess arises as a consequence of a reasonable error in estimating the Participant's Earnings, the allocation of forfeitures, or a reasonable error in determining the amount of Salary

Reduction Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, such excess amounts shall not be deemed Annual Additions in that limitation year to the extent corrected hereunder.  First, Salary Reduction Contributions and After-Tax

Contributions (together with earnings thereon) shall be returned to each affected Participant to the extent that such distribution would reduce the excess amounts in the Participant's Accounts.  These amounts shall be disregarded in applying the limitations of Paragraphs 15.1 and 15.2.  To the extent excess amounts remain after any such distributions, such excess amounts shall be utilized to reduce Matching Employer Contributions on behalf of the Participant for the next succeeding Plan Year, and succeeding

Plan Years, as necessary.  If the

Participant is not covered by the VIP at the end of any such succeeding

Plan Year, but an excess amount still exists, such excess amount will be held unallocated in a suspense account.  The suspense account will be applied to reduce Matching Employer Contributions for Participants in that

Plan Year, and succeeding Plan Years, if necessary.  The amount in such suspense account shall be credited to the Accounts of Participants in the manner provided in Paragraph 5.9.

                           ARTICLE XVI
                           -----------

                         TOP-HEAVY PLAN
                         --------------





      16.1  General Rule:  Effective January 1, 1984, the VIP shall meet
            ------------

the requirements of this Article XVII in the event that the VIP is or becomes a Top-Heavy Plan.

      16.2  Top-Heavy Plan:
            --------------

            (a) Test for Top-Heaviness.  Subject to the aggregation rules
                ----------------------

set forth in subsection (b), the VIP shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the

Determination Date, the value of the cumulative Account Balances of all Key

Employees exceeds sixty percent (60%) of the value of the cumulative

Account Balances of all of the Employees as of such Date, excluding former

Key Employees and (except for the Plan Year beginning January 1, 1984)

excluding any Employee who has not performed services for the Employer during the five (5) consecutive Plan Year period ending on the

Determination Date, but taking into account in computing the ratio any distributions made during the five (5) consecutive Plan Year period ending on the Determination Date.  For purposes of the above ratio, the Account

Balance of a Key Employee shall be counted only once each Plan Year.

            (b) Aggregation and Coordination With Other Plans.  For
                ---------------------------------------------

purposes of determining whether the VIP is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XVI, the VIP shall be aggregated and coordinated with other qualified plans in a Required

Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group.  If such Required Aggregation

Group is Top-Heavy, this VIP shall be  considered a Top-Heavy Plan.  If such Permissive Aggregation Group is not Top-Heavy, this VIP shall not be a

Top-Heavy Plan.

      16.3  Definitions:  For the purpose of determining whether the VIP
            -----------

is Top-Heavy, the following definitions shall be applicable:

            (a) Determination and Valuation Dates.  The term "Determination
                ---------------------------------

Date" shall mean, in the case of any Plan Year, the last day of the preceding Plan Year.  The value of an individual's Account Balance shall be determined as of the Valuation Date next preceding the Determination Date and shall include any contribution actually made after such Valuation Date but on or before the Determination Date.

            (b) Key Employee.  An individual shall be considered a Key
                ------------

Employee if he is an Employee or former Employee who at any time during the current Plan Year or any of the four (4) preceding Plan Years met the requirements of Code Section 416(i)(1) and the regulations thereunder.

            (c) Non-Key Employee.  The term "Non-Key Employee" shall mean
                ----------------

any Employee who is a Participant and who is not a Key Employee.

            (d) Beneficiary.  Whenever the term "Key Employee", "former Key
                -----------

Employee", or "Non-Key Employee" is used herein, it includes the

Beneficiary or Beneficiaries of such individual.

            (e) Required Aggregation Group.  The term "Required Aggregation
                --------------------------

Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer in which a Key Employee participates, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Section

401(a)(4) or 410 of the Code.

            (f) Permissive Aggregation Group.  The term "Permissive
                ----------------------------

Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by the Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

      16.4  Requirements Applicable if VIP is Top-Heavy:
            -------------------------------------------

In the event the VIP is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:

            (a) Minimum Allocation.
                ------------------

                (i)  In the case of a Non-Key Employee who is covered under this VIP but does not participate in any qualified defined benefit plan maintained by the Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each such Non-Key Employee who has not separated from service at the end of a Plan Year in which the VIP is

Top-Heavy shall equal the lesser of three percent (3%) of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year.  The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or

411(a)(3)(D) of the Code.  The Minimum Allocation shall be made for a

Non-Key Employee for each Plan Year in which the VIP is Top-Heavy, even if he has not completed a Year of Service in such Plan Year or if he has declined to elect to have Salary Reduction Contributions made on his behalf.

                (ii) A Non-Key Employee who is covered under this VIP and

under a qualified defined benefit plan maintained by the Employer shall not be entitled to the Minimum Allocation under this VIP but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan.

            (b) Top-Heavy Vesting Schedule.
                --------------------------

                (i)  A Non-Key Employee is at all times one hundred percent

(100%) vested in the full value of his Account attributable to his Salary

Reduction Contributions, After-Tax Contributions, and Rollover

Contributions.

                (ii) Fewer than Two Years of Vesting Service.  A Non-Key
                     ---------------------------------------

Employee whose employment is terminated prior to age sixty-five (65) and prior to the completion of two (2) or more full Years of Vesting Service shall not be entitled to any Matching Employer Contributions under the VIP.

               (iii) Two or More Years of Vesting Service.  A Non-Key
                     ------------------------------------

Employee whose employment is terminated after age sixty-five (65) or after the completion of two (2) or
more full Years of Vesting Service shall be one hundred percent (100%)

vested in the full value of his Account attributable to Matching Employer

Contributions under the VIP.

      Notwithstanding the foregoing provisions of this Paragraph 16.4(b),

at any time this VIP is a top-heavy plan, in no event will a Participant's vested percentage interest in the portion of his account attributable to

Matching Employer Contributions be less than his vested percentage interest determined under Paragraph 10.2 of the VIP.

            (c) Limitations on Annual Additions and Benefits.  For purposes
                --------------------------------------------

of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Sections 415(e)(2)(B) and 415(e)(3)(B) of the

Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than 1.25.

                          ARTICLE XVII
                          ------------

SIGNATURE
- ---------







      The Plan as herein amended and restated has hereby been approved and adopted to be effective as of the dates set forth herein this _______ day of ______________________, 1994.

                                    VIACOM INTERNATIONAL INC.

                                    By:
                                        -----------------------------------

                                    Title:
                                           ---------------------------------

                                 APPENDIX A



      Notwithstanding anything in the VIP to the contrary, the provisions of this Appendix A shall apply to all former employees of MTV Networks,

Inc. employed at HA! on June 23, 1991 and who, as of June 24, 1991 became employees of Comedy Partners and employed at Comedy Central (referred to herein as "Comedy Central Employees").

      (1)   All Comedy Central Employees shall become fully vested in the

Matching Employer Contributions made to their Accounts regardless of their

Years of Vesting Service or Years of Benefit Service.

      (2)   With respect to each Comedy Central Employee, the transfer of employment from MTV Networks, Inc. to employment at Comedy Central shall not be treated as a termination of employment for purposes of Article XI.

      (3)   All Comedy Central Employees shall be entitled to obtain loans from the VIP and deemed to be included in the category of Eligible

Borrowers, as defined in Paragraph 9.1.

      (4)   All Comedy Central Employees shall be entitled to obtain

withdrawals in accordance with the provisions of Article VIII and shall be entitled to direct the investment of amounts in their Accounts in accordance with the provisions of Article VII.

                           APPENDIX B



                    Divisions Not Included in
                     Viacom Investment Plan



     Notwithstanding the provisions of Section 2.19 of the Plan, the following divisions are not included in the definition of Employer under this Plan:



           [Blockbuster]

           [Paramount Parks]

           [OTHER]

           [OTHER]

                           APPENDIX C



      Affiliated Companies Designated As Employer Under the
          Viacom Investment Plan as of November 1, 1994




     In accordance with Section 2.19 of the Plan, the following Affiliated

Companies have been designated by the Board of Directors of the Company as

Employers under the Plan, effective as of the date indicated:



           Affiliated Company              Effective Date
           ------------------              --------------